Exhibit 10.1

LEASE FOR

45 SIDNEY STREET

Cambridge, Massachusetts

LANDLORD

UP 45/75 SIDNEY STREET, LLC

a Delaware limited liability company

TENANT

BLUEPRINT MEDICINES CORPORATION

a Delaware corporation

45 SIDNEY STREET

(ii)

EXHIBIT A – Basic Lease Terms

EXHIBIT B – Floor Plans Showing Premises

EXHIBIT C – Standard Services

EXHIBIT D – Rules and Regulations

EXHIBIT E – Work Letter

EXHIBIT E-1 – Tenant/Landlord Responsibility Matrix

EXHIBIT F – Construction Rules and Regulations

EXHIBIT G – Form of Letter of Credit

EXHIBIT H – Expedited Dispute Resolution

EXHIBIT I – Form of Non-Disturbance Agreement with MIT

(iii)

LEASE

ARTICLE I

RECITALS AND DEFINITIONS

Section 1.1 - Recitals.

This Lease (the "Lease") is entered into as of April 27, 2017, by and between UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company (the "Landlord") and BLUEPRINT MEDICINES CORPORATION, a Delaware corporation (“Tenant").

In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

Section 1.2 - Definitions.

The following terms shall have the meanings indicated or referred to below:

"Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant's parking charges as provided in Section 2.4; the Tenant's Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant's Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable for special services pursuant to Section 3.5; the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

"Annual Fixed Rent" - See Exhibit A, and Section 3.1.

"Building" means the building located at 45/75 Sidney Street, Cambridge, Massachusetts in which the Premises are located.

"Commencement Date" - See Section 2.5.

"Common Building Areas" means those portions of the Building which are not part of the Premises and to which the Tenant has appurtenant rights pursuant to Section 2.2.

"External Causes" means collectively, (i) Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the Landlord's or Tenant's control and not due to the fault or neglect of the Landlord or Tenant.

"Lease Year" means each period of one year during the Term commencing on the Commencement Date or on any anniversary thereof.

"Permitted Uses" - See Exhibit A.

"Premises" means approximately 99,833  rentable square feet representing approximately 8,753 rsf and 276 rsf of storage space on the first floor of the Building, 30,816  rsf on the third floor of the Building, 30,101  rsf on the fourth (4th) floor of the Building, and 29,887 rsf on the fifth (5th) floor of the Building, as defined in Exhibit A.  See Exhibit A, Exhibit B and Section 2.1.

"Property" means, collectively, the Building and the parcel of land on which the Building sits.

"Term" - See Exhibit A.

"University Park" means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue and Green Street, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street.

ARTICLE II

PREMISES, PARKING AND OTHER RIGHTS

Section 2.1 - Premises.

Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises.  The Premises shall exclude the entry and main lobby of the Building, first floor elevator lobby, first floor mail room, the common stairways and stairwells, elevators and elevator wells, boiler room, sprinklers, sprinkler rooms, elevator rooms, mechanical rooms, loading and receiving areas, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses to the extent they house Building equipment, and pipes, ducts, conduits, wires and appurtenant fixtures and equipment serving exclusively or in common other parts of the Building.  If the Premises at any time includes less than the entire rentable floor area of any floor of the Building, the Premises shall also exclude the common corridors, vestibules, elevator lobby and toilets located on such floor.  The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's business.  Tenant acknowledges that, except as expressly set forth in this Lease, it is accepting the Premises in its present "as-is" condition with no expectation that Landlord will or should perform or contribute toward the cost of any leasehold improvements required to prepare the Premises for Tenant's occupancy, except as provided otherwise herein.  Provided, however, prior to the Commencement Date, Landlord shall be responsible, at its sole cost and expense, to (i)  complete the items designated as Landlord’s responsibility in the Responsibility Matrix set forth in Exhibit E-1; (ii) deliver the base building mechanical systems (HVAC, electrical, life safety, plumbing) and the laboratory systems that service the third (3rd), fourth (4th) and fifth (5th) floors of the Premises (specifically the central vacuum, compressed air, RODI and acid neutralization systems) (collectively, the “Laboratory Systems”), and the 600KW emergency generator that currently serves the fifth (5th) floor vivarium, the 500 KW emergency generator that currently serves the 8,753 rsf on the first (1st) floor, and the 600 KW emergency generator that serves the entire building, for which tenant will receive its proportionate share, (the “Emergency Generators”) in good operating condition and repair; (iii) deliver the first (1st) floor Premises in shell condition with exterior windows restored; (iv)

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decommission the Premises in accordance with the same requirements applicable to Tenant pursuant to Section 11.10, and (v) provide HVAC infrastructure that will accommodate Tenant’s needs for 12-15 air changes per hour for all lab spaces currently located in the Premises.  All of Landlord’s obligation in this Section 2.1 shall be referred to collectively as the “Landlord’s Work.” Concurrent with the construction of Tenant’s leasehold improvements, Landlord, at its expense, shall demise and modify the Building’s PH neutralization system so that it serves only the Premises.  Landlord shall renovate the main building entrance and lobby.  This lobby work shall be completed by the end of calendar year 2017. Landlord and Tenant agree to work cooperatively as some of the Landlord’s Work and Tenant’s leasehold improvements may occur in a parallel timeframe.

Section 2.2 - Appurtenant Rights.

Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice:  (i) the entry, vestibules and main lobby of the Building, first floor mailroom, the common stairways, elevators, elevator wells, boiler room, elevator rooms, sprinkler rooms, mechanical rooms, electric and telephone closets, janitor closets, loading docks and bays, rooftop mechanical penthouses and shafts to the extent they house Building equipment, and the pipes, sprinklers, ducts, conduits, wires and appurtenant fixtures and equipment serving the Premises in common with others, (ii) common walkways and driveways necessary or reasonably convenient for access to the Building, (iii) access to loading area and freight elevator subject to Rules and Regulations then in effect, and (iv) if the Premises at any time include less than the entire rentable floor area of any floor, the common toilets, corridors, vestibules, and elevator lobby of such floor. Tenant shall have 24 hour, seven day per week access to the Premises, freight loading docks and freight elevators, subject to the provisions of this Lease and interruption for External Causes, casualty and condemnation.  Landlord shall provide Tenant with access cards for after-hours access.

Additionally, Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the nonexclusive right of access to and proportionate use of the roof for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord, subject however, to reasonable rules of general applicability to occupants of the Building from time to time made by the Landlord of which the Tenant is given notice, but only to the extent that the Tenant has assumed responsibility for maintenance and repair thereof.  Tenant shall be allocated its proportionate share of available roof and penthouse area for its equipment.  Tenant shall be responsible for all costs relating to the installation, maintenance, and removal of said rooftop and penthouse equipment at the expiration or earlier termination of the Term.

Section 2.3 - Landlord's Reservations.

(a)          Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use and with written notice to Tenant, except in emergencies (including the specialized needs of Tenant's operations which Landlord hereby acknowledges):  (i) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures and equipment, wherever located

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in the Premises or the Building, provided that the usable area of the Premises is not materially reduced, and (ii) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better for Tenant’s use of the Premises consistent with the Permitted Uses.

(b)          Tenant acknowledges that the Park is comprised of several buildings, including the Building and both life science/office buildings (“Commercial Buildings”) and residential buildings (“Residential Buildings”), together with common and publicly accessible landscaped areas, service drives, and sidewalks.  Landlord has established a common scheme for the operation and maintenance of the Park to which this Lease and the other leases of space in the Park are subject pursuant to a legal instrument entitled the “Declaration of Covenants,” provided, however, that the terms and conditions of the Declaration of Covenants shall not diminish in any material and adverse manner any of Tenant’s rights and benefits with respect to the Premises, or materially and adversely increase any of Tenant’s obligations.  Each Commercial Building, and certain of the Residential Buildings, are subject to the Declaration of Covenants, and contribute to the costs and expenses to be shared thereunder.  However, Landlord and Tenant recognize that Residential Buildings may not contribute to such costs and expenses, and therefore, it is agreed that allocation of costs and expenses payable under the Declaration of Covenants among the building owners, the Building’s allocable share of which are Operating Expenses under this Lease, shall be based on an aggregation of all such costs and expenses, less whatever contributions can be collected from the Residential Buildings, and allocated to the Building based on a numerator comprised of the total rentable area of the Building, and the denominator of which is the total rentable area of all of the Commercial Buildings in existence from time to time, or by such other method as Landlord may reasonably determine.

Section 2.4 - Parking.

Landlord shall provide and the Tenant shall pay for parking privileges for use by the Tenant's employees, business invitees and visitors in accordance with Exhibit A. The Landlord shall operate, or cause to be operated, a parking garage known as the 30 Pilgrim Street Garage (the “Garage”) to serve the Building and other buildings in University Park. The Tenant's parking privileges shall be located in the Garage and shall be on a nonexclusive basis (i.e., no reserved spaces); provided, however, Landlord agrees that the Garage shall be operated so as to maintain therein sufficient spaces to accommodate Tenant's parking privileges described in Exhibit A. However, in the event the Garage requires maintenance, Landlord reserves the right to temporarily relocate some or all of Tenant’s parking spaces to Landlord’s parking facilities located at 55 Franklin Street, or 80 Landsdowne Street, both in Cambridge, Massachusetts, upon reasonable prior notice to Tenant from Landlord until such reasonable period of time as the maintenance or repairs are complete. Landlord shall diligently and timely perform the maintenance and repairs in a reasonable manner.  All monthly users will have unlimited access to the Garage twenty-four (24) hours per day, seven days per week.  Additional parking passes may be provided to Tenant on a month-to-month basis, as available.

Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the reasonable rules and regulations promulgated by the Landlord, of which Tenant is given notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease.  If there are any conflicts between the provisions of such rules and regulations and any provisions of this Lease, the provisions of this Lease shall govern.

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Charges for Tenant's parking privileges hereunder shall be at current monthly parking rates (which rates shall be consistent with market parking rates in parking facilities of comparable quality at mixed use office/research parks in East Cambridge/Kendall Square/Cambridgeport and shall constitute Additional Rent and shall be payable monthly to Landlord at the time and in the fashion in which Annual Fixed Rent under this Lease is payable.

At any time during the Term Landlord shall have the right to assign Landlord's obligations to provide parking, as herein set forth, together with Landlord's right to receive Additional Rent for such parking spaces as herein provided, to a separate entity created for the purpose of providing the parking privileges set forth herein. In such event, Landlord and Tenant agree to execute and deliver appropriate documentation, including documentation with the new entity, reasonably necessary to provide for the new entity to assume Landlord's obligations to provide the parking privileges to Tenant as specified herein and for the Tenant to pay the Additional Rent attributable to the parking privileges directly to the new entity. Landlord shall, however, remain primarily liable for the provision of Tenant’s parking privileges.

Section 2.5 - Commencement Date; Rent Commencement Date.

"Commencement Date" as defined in Exhibit A.  The “Rent Commencement Date” as defined in Exhibit A; provided, however, that the Rent Commencement Date shall be delayed on a day for day basis for every day from and after June 1, 2017 that the Premises have not been delivered after such date with Landlord’s Work complete, with the exception of the separation of the Building’s PH neutralization system, which shall be performed concurrently with Tenant’s Work and the renovation of the main building entrance and lobby, which shall be completed by the end of calendar year 2017.

Section 2.6 - Extension Option.  .

Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, and that Tenant is, as of the date of exercise of its rights under this Section 2.6, in occupancy of at least sixty-five percent (65%) of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for two (2) periods of five (5) years each (the “Extension Term”) on the following terms and conditions:

(a)     Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least eighteen (18) months prior to the expiration of the Initial Term or the first Extension Term (the “Extension Notice Deadline Date”).  Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for the additional term, as specified above, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the applicable Extension Term to be determined as set forth below; provided, however, that failure of the parties to execute such a document shall not invalidate the exercise of the extension option.  Time shall be of the essence with respect to the Tenant’s giving notice to extend the Term on or before the Extension Notice Deadline Date.   In no event may the Tenant extend the Term under this Section 2.6 for more than ten (10) years after the expiration of the Initial Term, unless Landlord and Tenant shall mutually agree to such an extension.

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(b)     The Extension Term shall be upon all the terms, conditions and provisions of this Lease, except the Annual Fixed Rent during such Extension Term shall be the then Extension Rental Value of the Premises for such Extension Term, to be determined under this Section 2.6.

(c)     For purposes of the Extension Term described in this Section 2.6, the Extension Fair Rental Value of the Premises shall mean the then current fair market annual rent for leases of other space in the Kendall Square/East Cambridge/Cambridgeport submarkets of a comparable nature and quality similarly improved, taking into account the condition to which such premises have been improved (excluding Removable Alterations) and the economic terms and conditions specified in this Lease that will be applicable thereto, including the savings, if any, due to the absence or reduction of brokerage commissions.  The Landlord and Tenant shall endeavor to agree upon the Extension Fair Rental Value of the Premises within thirty (30) days after the Tenant has exercised the option for the Extension Term.  If the Extension Fair Rental Value of the Premises is not agreed upon by the Landlord and the Tenant within this time frame, each of the Landlord and the Tenant shall retain a real estate professional with at least ten (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who shall, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value.  The Landlord and the Tenant shall simultaneously exchange such reports; provided, however, if either party has not obtained such a report as of the last day of the thirty (30) day period referred to above in this Section 2.6, then the determination set forth in the other party’s report shall be final and binding upon the parties.  If both parties receive reports within such time and the lower determination is within ten percent (10%) of the higher determination, then the average of these determinations shall be deemed to be the Extension Fair Rental Value for the Premises.  If these determinations differ by more than ten percent (10%), then the Landlord and the Tenant shall mutually select a person with the qualifications stated above (the “Final Professional”) to resolve the dispute as to the Extension Fair Rental Value for the Premises.  If the Landlord and the Tenant cannot agree upon the designation of the Final Professional within ten (10) days of the exchange of the first valuation reports, either party may apply to the American Arbitration Association, the Greater Boston Real Estate Board, or any successor thereto, for the designation of a Final Professional.  Within ten (10) days of the selection of the Final Professional, the Landlord and the Tenant shall each submit to the Final Professional a copy of their respective real estate professional’s determination of the Extension Fair Rental Value for the Premises.  The Final Professional shall then, within thirty (30) days of his or her selection, prepare a written report summarizing his or her conclusion as to the Extension Fair Rental Value (the “Final Professional’s Valuation”), which shall be a selection of either Landlord’s or Tenant’s determination and shall not be a separate valuation.  The Final Professional shall give notice of the Final Professional’s Valuation to the Landlord and the Tenant and such decision shall be final and binding upon the Landlord and the Tenant. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the “Extension Rent Determination Date”), then the Tenant shall pay the Annual Fixed Rental at the greater of (i) the rate specified by the Landlord in its proposed Extension Fair Rental Value or (ii) the then applicable Fixed Rental Rate (such greater amount being referred to as the “Interim Rent”).  If the Annual Fixed Rent as finally determined for such Extension Term is determined to be greater than the Interim Rent, then the Tenant shall pay to the Landlord the amount of the underpayment for the period from the end of the Initial Term of this Lease until the Extension Rent Determination

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Date within thirty (30) days of the Extension Rent Determination Date.  If the Annual Fixed Rent as finally determined for the Extension Term is determined to be less than the Interim Rent, then the Landlord shall credit the amount of such overpayment against the monthly installments of Annual Fixed Rent coming due after the Extension Rent Determination Date.

Section 2.7 - Right of First Offer.

Subject to the provisions of this Section 2.7, Tenant shall have a continuing right of first offer for all or any portion of the Building known as 45 Sidney Street that may hereafter become vacant and available (the “Option Space”). Prior to entering into any lease for all or any portion of the Option Space, Landlord shall notify Tenant, in writing (“Landlord’s ROFO Notice”) that the Option Space is available for lease and the terms and conditions upon which the Option Space is available, which terms and conditions shall be at fair market value,  which may or may not include a leasehold improvements allowance.

Provided that at the time of Landlord’s ROFO Notice (i) no Event of Default by Tenant exists under the Lease which is uncured and continuing on the part of Tenant; and (ii) Tenant, or any entity which succeeds to Tenant’s rights hereunder pursuant to a Permitted Transfer, is in occupancy of at least sixty five percent (65%) of the Premises for its own business purposes, Tenant may, by giving written notice to Landlord within ten (10) business days after Tenant’s receipt of Landlord’s ROFO Notice, elect to (a) reject Landlord’s ROFO Notice or (b) accept Landlord’s offer to lease the Option Space upon the terms and conditions set forth in Landlord’s ROFO Notice. If Landlord’s ROFO Notice is rejected by Tenant, by Tenant giving Landlord written notice within the aforementioned ten (10) business day period, the parties agree to negotiate in good faith for a five (5) day period following such rejection to reach an agreement on the terms and conditions for the Option Space.  If, despite such good faith efforts, the parties are unable to come to an agreement within said five (5) day period, subject to the provisions of paragraph 3 of this Section 2.7, such rejection shall be deemed final. If Tenant fails to timely respond to Landlord’s ROFO Notice, such failure shall be deemed Tenant’s rejection of Landlord’s ROFO Notice. Without limitation, if said option is timely exercised, Landlord and Tenant agree to enter into an amendment to the Lease confirming the inclusion of the Option Space within the Premises and the adjustment to Annual Fixed Rent and all other charges payable under the Lease in accordance with the terms and conditions of Landlord’s ROFO Notice; provided that all other provisions of this Lease shall remain in full force and effect without modification. The Option Space shall be offered to Tenant in “as-is” condition (or as otherwise set forth in Landlord’s ROFO Notice).

If Landlord’s ROFO Notice is rejected by Tenant (or deemed rejected for failure to timely respond to Landlord’s ROFO Notice), then Landlord may enter into a lease for the Option Space providing for an effective Annual Fixed Rent equal to or less than five percent (5%) less than that specified in Landlord’s ROFO Notice. For clarity, in the event that the Landlord proposes to enter into a lease for the Option Space providing for an effective Annual Fixed Rent greater than five percent (5%) less than that specified in Landlord’s ROFO Notice, Landlord shall notify Tenant of such terms by sending an additional Landlord’s ROFO Notice that will be subject to the terms of the preceding paragraph. Subject to the foregoing provisions of this paragraph, Tenant shall have no further option to lease the Option Space, and all obligations of Landlord with respect to the Option Space under this Section shall terminate and be of no further force and effect if Landlord’s

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ROFO Notice is rejected by Tenant (or deemed rejected for failure to timely respond to Landlord’s ROFO Notice). For clarity, if Landlord’s ROFO Notice is rejected by Tenant (or deemed rejected for failure to timely respond to Landlord’s ROFO Notice), Tenant shall be entitled to a continuing right of first offer for all or any portion of the Option Space for which Landlord subsequently enters into a lease agreement and that becomes vacant and available during the Term, subject to any superior rights set forth in the lease agreement with the subsequent lessee(s) of the Option Space.  For clarity, Landlord shall have the right to extend the lease term of any such subsequent lessee(s) of the Option Space other than Novartis (as defined below), whether or not such subsequent lessee(s) have an option to extend, without an obligation to provide a ROFO Notice to Tenant with respect to such extension.

Reference is made to that certain Lease by and  between Landlord and Novartis Institute of BioMedical Research, Inc. (“Novartis”) pursuant to which Novartis leases from Landlord an aggregate of 39,383 rsf of the Building (consisting of  9,346 rsf on the first floor of the Building and 30,037 rsf on the second floor of the Building) (the “Novartis Lease”). Landlord represents and warrants that the Novartis Lease shall expire on February 28, 2019, unless terminated earlier in accordance with its terms. Landlord further represents and warrants there are no superior encumbrances to the first floor or second floor of the Building, including all or any portion thereof that is subject to the Novartis Lease.

Notwithstanding anything to the contrary set forth herein or in the Novartis Lease, Landlord hereby acknowledges and agrees that Tenant’s right of first offer pursuant to this Section 2.7 shall be superior to Landlord’s ability to offer Novartis any extension of the lease term with respect to all or any portion of the Building that is subject to the Novartis Lease.  Landlord further agrees that it will not send Tenant a ROFO Notice with respect to the Novartis space until the earlier of (i) the date that Landlord has entered into a  signed letter of intent with Novartis regarding the early termination of such space  or (ii) March 1, 2018, which is twelve (12) months prior to the scheduled expiration date of the Novartis Lease.

ARTICLE III

RENT AND OTHER PAYMENTS

Section 3.1 - Annual Fixed Rent.

From and after the Rent Commencement Date (as defined in Exhibit A), the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12th) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Rent Commencement Date and of the corresponding fraction of said one-twelfth (1/12th) for any fraction of a calendar month at the Rent Commencement Date or end of the Term.  The Annual Fixed Rent applicable to the Premises during the Term shall be as set forth in Exhibit A.

On the day that is sixty (60) days following the first anniversary of the Rent Commencement Date, and on each anniversary of that date thereafter, Annual Fixed Rent for the Premises shall increase to an amount equal to one hundred three percent (103%) of the Annual Fixed Rent immediately preceding such anniversary.

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Section 3.2 - Real Estate Taxes.

 From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Tax Expenses Allocable to the Premises (as such term is hereinafter defined) in accordance with this Section 3.2.  The terms used in this Section 3.2 are defined as follows:

(a)        "Tax Year" means the 12-month period beginning July 1 each year or if the appropriate governmental tax fiscal period shall begin on any date other than July l, such other date.

(b)        "The Tenant's Tax Expense Allocable to the Premises" means that portion of the Landlord's Tax Expenses for a Tax Year which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building, provided that, in the event that the Premises are improved to a standard which is higher than other portions of the Property and the Property is re-assessed at a higher value as a result, as expressly indicated in the documentation from the assessor, Tenant shall also be responsible to pay such portion of the Real Estate Taxes on the Property with respect to any Tax Year as is appropriate so that the Tenant bears the portion of the Real Estate Taxes which are properly allocable to the Premises, as reasonably determined by Landlord using good faith commercially reasonable judgment based on assessment values and other information with respect to the Premises and the Building made available by the assessing authorities (Landlord’s determination of such allocation shall take into account the rate of appreciation, if any, of real property in the City of Cambridge from the date of the prior assessment to the date of the new assessment, and the portion of any increased assessment on the Property which is allocable to any such general increase in the value of the real property in the City of Cambridge shall not be allocated disproportionately to Tenant).

(c)        "The Landlord's Tax Expenses" with respect to any Tax Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(d)        "Real Estate Taxes" means (i) all real property taxes and special assessments of every kind and nature assessed by any governmental authority on the applicable property, but excluding any income taxes payable by Landlord as a result of payments made to Landlord by Tenant or any other tenant at the Property; and (ii) reasonable expenses of any proceedings for abatement of such taxes or special assessments.  Any special assessments to be included within the definition of "Real Estate Taxes" shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Year in respect of which such taxes are being determined.  There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or

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any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes."

Payments by the Tenant on account of the Tenant's Tax Expenses Allocable to the Premises shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12th) of the Tenant's Tax Expenses Allocable to the Premises for the current Tax Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord's Tax Expenses on the dates due to the taxing authority.

Not later than ninety (90) days after the Landlord's Tax Expenses are determinable for the first Tax Year of the Term or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes.  Expenses incurred in obtaining any tax abatement or refund may be charged against such tax abatement or refund before the adjustments are made for the Tax Year.  If at the time such statement is rendered it is determined with respect to any Tax Year, that the Tenant has paid (i) less than the Tenant's Tax Expenses Allocable to the Premises or (ii) more than the Tenant's Tax Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Tax Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments.  Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building, rather than to a reduction in the assessed value of the Property as a whole or a reduction in the tax rate.  Landlord shall, upon Tenant's request therefor, provide Tenant with copies of all applicable tax bills, statements, records and the like, as well as copies of Landlord's calculations and all other relevant information.

Section 3.3 - Operating Expenses.

From and after the date that is sixty (60) days following the Rent Commencement Date, during the Term the Tenant shall pay to the Landlord, as Additional Rent, the Tenant's Operating

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Expenses Allocable to the Premises, as hereinafter defined, in accordance with this Section 3.3.  The terms used in this Section 3.3 are defined as follows:

(a)        "The Tenant's Operating Expenses Allocable to the Premises" means that portion of the Operating Expenses for the Property which bears the same proportion thereto as the Rentable Floor Area of the Premises bears to the Total Rentable Floor Area of the Building.

(b)       "Operating Expenses for the Property" means Landlord's reasonable cost of operating, cleaning, maintaining and repairing the Property, and shall include without limitation, the cost of services on Exhibit C (provided such costs of services shall be subject to an appropriate reduction in the event Tenant provides its own cleaning, janitorial or rubbish or trash removal services); premiums for insurance carried pursuant to Section 7.4; the amount deductible from any insurance claim actually made by Landlord during the time period in question (which amount is currently $50,000.00, and which amount may be increased during the Term and any Extension Term provided such increase is reasonable and customary); reasonable compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below, provided that such charges shall be prorated to reflect the percentage of rentable square feet of the Building as compared to all of the commercial rentable square feet at University Park) directly engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil, electricity, telephone and other utility charges (excluding such utility charges either separately metered or separately chargeable to tenants for additional or special services and those charges related to the cost of operating base Building equipment not used by Tenant, cost of providing conditioned water for HVAC services; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs for equipment used in the operating, cleaning, maintaining or repairing of the Property, or the applicable fair market rental charges in the case of equipment owned by the Landlord; cost of cleaning; cost of maintenance, repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at market rates; the cost of any capital improvement either required by law or regulation first in effect after the Commencement Date of this Lease or which reduces the Operating Expenses for the Property or which improves the management and operation of the Property in a manner acceptable to Tenant, which cost shall be amortized in accordance with generally accepted accounting principles over the useful life of such item, together with interest on the unamortized balance calculated at the rate from time to time announced by Bank of America, N.A. as its prime rate; charges reasonably allocated to the Building for the operating, cleaning, maintaining and repairing of University Park common areas and amenities; and all other reasonable and necessary expenses paid in connection with the operation, cleaning, maintenance and repair of the Property.  If, for any reason portions of the Rentable Area of the Building not included in the Premises were not occupied by tenants or the Landlord

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was not supplying all tenants with the services being supplied under the Lease or any tenants in the Building were supplied with a lesser level of standard services than those supplied to the Tenant under this Lease, Landlord's Operating Expenses for the Property shall include the amounts reasonably determined by Landlord which would have been incurred if ninety-five percent (95%) of the rentable area in the Building were occupied and were supplied with the same level of standard services as supplied to the Tenant under this Lease.

Operating Expenses for the Property shall not include the following:  the Landlord's Tax Expense; cost of repairs or replacements (i) resulting from eminent domain takings, (ii) to the extent reimbursed by insurance, or (iii) required, above and beyond ordinary periodic maintenance, to maintain in serviceable condition the major structural elements of the Building, including the roof, exterior walls and floor slabs; replacement or contingency reserves; ground lease rents or payment of debt obligations; costs incurred due to negligent acts or omissions of Landlord, Landlord’s agents, contractors or employees, or any other tenant of the Building; legal and other professional fees for matters not relating to the normal administration and operation of the Property; promotional, advertising, public relations or brokerage fees and commissions paid in connection with services rendered for securing or renewing leases; lease up and tenant improvement costs for space other than the Premises in the Building; costs of capital improvements not permitted hereinabove; expenses incurred in the maintenance, repair and operation of the Garage; legal expenses relating to other tenants; interest and all other payments made upon loans to Landlord or secured by a mortgage or deed of trust covering the Property or a portion thereof; salaries of employees and officers of Landlord above the level of general manager or comparable; depreciation; specific costs incurred for the account of, or separately billed to and paid by specific tenants of University Park; the cost of any work or services performed for any other property other than University Park; any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms-length basis in the absence of such relationship; costs and expenses to clean up or remediate Hazardous Materials; and separately metered or sub metered utilities for other tenants in the Building.  The Landlord's Operating Expenses shall be reduced by the amount of any proceeds, payments, credits or reimbursements which the Landlord receives from sources other than tenants and which are applicable to such Operating Expenses for the Property.

Payments by the Tenant for its share of the Operating Expenses for the Property shall be made in monthly installments of one-twelfth (1/12th) of Tenant’s share of Operating Expenses.  The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's share of the Operating Expenses for the Property for each calendar year.

Not later than ninety (90) days after the end of each calendar year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of the Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses for the Property and the Tenant's Operating Expenses Allocable to the Premises.  Said statement to be rendered to the Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by

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the Tenant.  If at the time such statement is rendered it is determined with respect to any calendar year, that the Tenant has paid (i) less than the Tenant's Operating Expenses Allocable to the Premises or (ii) more than the Tenant's Operating Expenses Allocable to the Premises, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Tenant's Operating Expenses Allocable to the Premises next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired and the Tenant has no further obligation to the Landlord).

Tenant may, after ten (10) days’ prior written notice to Landlord given within one hundred twenty (120) days of Landlord’s delivery to Tenant of a statement of Operating Expenses for the Property, during Landlord’s regular business hours and at Tenant’s sole cost and expense, inspect Landlord’s books and records relating to Operating Expenses for the Property.  Such books and records shall be made available at the Property unless such books and records are regularly kept at Landlord’s corporate offices in Cleveland, Ohio, in which case they will be made available for Tenant’s inspection in Cleveland, Ohio.  Tenant shall keep all information relating to Operating Expenses for the Property strictly confidential and shall in no event, whatsoever, disclose such information to any third party other than to Tenant’s attorneys and accountants in connection with proceedings concerning this Lease.  Landlord’s statement shall by notice of Tenant to Landlord given within thirty (30) days of the expiration of the aforesaid one hundred twenty (120) day period, be subject to Expedited Dispute Resolution, as set forth on Exhibit H hereto.  If it is determined that Landlord’s statement has overstated the Operating Expenses for the Property for any calendar year by more than five percent (5%) then Landlord shall reimburse Tenant for its reasonable audit costs incurred in connection with this paragraph.  If Landlord’s statement is determined not to have overstated Operating Expenses for the Property, Tenant shall reimburse Landlord for its reasonable audit costs incurred in connection with this paragraph.

Section 3.4 - Utility Charges.

During the Term, the Tenant shall pay directly to the provider of the service all separately metered charges for steam, heat, gas electricity, fuel and other services and utilities furnished to the Premises.  If at any time during the Term, any utility service to the Premises is not separately metered and paid directly to the service provider by Tenant, Tenant’s usage and billing shall depend upon Landlord’s reading of the check meters (or, if not check metered, upon the reasonable estimate of Tenant’s usage as determined by Landlord’s engineer) for such service or if Tenant’s usage is non-determinable, based on the proportion of Tenant’s rentable square footage compared to other tenants having use of the same utility service.  In such event, the utility service shall be invoiced by Landlord to Tenant monthly, based upon the actual billing from the utility company and the check meter reading or reasonable allocation as aforesaid, and shall be paid by Tenant within thirty (30) days after invoice from Landlord.

Section 3.5 - Above-standard Services.

If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in Exhibit C, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect.  If the Tenant has requested that such services be provided on a regular basis, the Tenant

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shall, if requested by the Landlord, pay for such services at the time and in the fashion in which Annual Fixed Rent under this Lease is payable.  Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord. Landlord shall have the right from time to time to inspect Tenant's utility meters and to install timers thereon at Tenant's expense for purposes of monitoring above-standard service usage.  Tenant shall pay for such work within thirty (30) days after receipt of an invoice from Landlord.

Section 3.6 - No Offsets.

Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.

Section 3.7 - Net Lease.

It is understood and agreed that this Lease is a net lease and that the Annual Fixed Rent is absolutely net to the Landlord excepting only the Landlord's obligations to pay any debt service or ground rent on the Property, to provide the Landlord's services, and to pay the real estate taxes and operating expenses which the Tenant is not required to pay under this Lease.

ARTICLE IV

ALTERATIONS

Section 4.1 - Consent Required for Tenant's Alterations.

Tenant shall not make alterations or additions to the Premises except in accordance with (i) reasonable construction rules and regulations from time to time promulgated by Landlord and applicable to Tenants in the Building (a current copy of which is attached hereto as Exhibit F), and (ii) plans and specifications therefor first approved by the Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  In addition, Tenant may make non-structural alterations affecting only the interior of the Premises, and not adversely affecting building systems, costing less than $100,000.00 in any one instance (or in the aggregate with respect to related alterations) without Landlord’s prior written consent, but subject to the other terms of this Lease and provided that Tenant provides notice of such alterations within a reasonable time after the completion of the same. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) will affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises or any publicly accessible major interior features of the Building, (ii) constitute non-standard office/laboratory improvements and will require significant expense to readapt the Premises to substantially the same condition of the Premises as of the date hereof unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord, or (iii) which would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, as reasonably determined by the Landlord.  Landlord will not charge Tenant any coordination, overhead or contractor supervision fees.  However, Landlord shall be reimbursed for any third-party, out-of-pocket expenses incurred by Landlord in connection with the review and approval of Tenant’s plans, specifications, improvements and construction.

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Section 4.2 - Ownership of Alterations.

All alterations and additions shall be part of the Building and owned by the Landlord.  With respect to alterations and additions requiring prior notice to Landlord and the consent of Landlord, if Tenant fails to inform Landlord (as and to the extent required under this Lease) at least ten (10) days prior to the installation of the alteration or addition, thereby preventing Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then Landlord may require such removal without exception.  Otherwise, additions and alterations made by Tenant may be surrendered upon the expiration of the Term unless Landlord requires removal by notice to Tenant at the time Landlord approves such additions and alterations.    All movable trade fixtures and furnishings not attached to the Premises shall remain the property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. The Tenant shall repair any damage caused by the removal of any alterations, additions or personal property from the Premises, including the Removable Equipment (as defined below).  Landlord and Tenant agree that prior to the Rent Commencement Date, Tenant shall provide a list to Landlord of equipment that Tenant has attached to the walls or floors of the Premises, and/or hard-wired or plumbed to the electrical, plumbing or mechanical systems of the Premises, together with evidence indicating that such equipment was not purchased with the Leasehold Improvements Allowance (the “Removable Equipment”).  Notwithstanding the foregoing provisions of this Section 4.2, Tenant shall be permitted to remove the Removable Equipment from the Premises at the end of the Term, provided that such Removable Equipment shall be removed by Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.  Notwithstanding anything to the contrary contained in this Section 4.2, all Tenant Improvements funded by the Leasehold Improvements Allowance (the “Landlord Funded Alterations”) shall be part of the Building and owned by Landlord, and all Tenant Improvements, alterations and additions which are necessary for the use of the Premises as an operational biotechnology laboratory (the “Base Laboratory Alterations”), regardless of who funded their acquisition and installation, shall be owned by Landlord, may not be removed by Tenant, and shall, in no event, constitute Removable Equipment.

Section 4.3 - Construction Requirements for Alterations.

All construction work by the Tenant shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord's reasonable construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building.  The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times with prior notice to Tenant and shall give notice of observed defects.  All of the Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by the Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or interfere with Building construction or operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold, condition or delay (Landlord shall provide its written consent or written notice of its reason for withholding consent within ten (10) days of any request for consent from Tenant).  The Tenant, before starting

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any work, shall receive and comply with Landlord's construction rules and regulations applicable to all tenants in the Building and shall cause Tenant's contractors to comply therewith, shall secure all licenses and permits necessary therefor and shall deliver to the Landlord a statement of the names of all its contractors and subcontractors performing work with a value in excess of $50,000 and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor engaged to perform work to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with limits of $1,000,000 (individual)/$3,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days' notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.

Section 4.4 - Payment for Tenant Alterations.

Except as otherwise set forth herein, Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge any such liens which may so attach.  If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged within ten (10) business days after the filing thereof, the Landlord may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed.  The Tenant shall reimburse the Landlord, as Additional Rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge.

Section 4.5 - Leasehold Improvements Allowance.

In connection with Tenant’s execution of this Lease, Tenant shall perform certain improvements to the Premises, as mutually agreed upon by Landlord and Tenant (the “Improvements”).  Tenant acknowledges and agrees that the Improvements shall include (but shall not be limited to) the creation of laboratory space with supporting office space.  Landlord shall provide to Tenant the Leasehold Improvements Allowance set forth in Exhibit A, which shall be paid and used in accordance with the provisions of the Work Letter attached to this Lease as Exhibit E.

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ARTICLE V

RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

Section 5.1 - Maintenance of Building and Common Areas by Landlord.

Except as otherwise provided in Article VIII, the Landlord shall make such repairs to the major structural elements of the Building, including, without limitation, the roof, exterior walls and floor slabs as may be necessary to keep and maintain the same in good condition and maintain and make such repairs to the Common Building Areas as may be necessary to keep them in good order, condition and repair, including without limitation, the glass in the exterior walls of the Building, and all mechanical systems and equipment serving the Building and not exclusively serving the Premises.  The Landlord shall further perform the services on Exhibit C hereto.  The Landlord shall in no event be responsible to the Tenant for any condition in the Premises or the Building caused by an act or neglect of the Tenant, or any invitee or contractor of the Tenant.  Provided that Tenant performs the maintenance obligations set forth in Section 5.2 below, Landlord shall be responsible for any capital replacements.  Landlord's costs in performing such services and the expense associated with such capital replacements shall be reimbursed by the Tenant to the extent provided in Section 3.3.  Except as specifically set forth herein, Tenant accepts the Premises in its as-is condition.

Section 5.2 - Maintenance of Premises by Tenant.

Tenant shall keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof and all Building and mechanical equipment exclusively serving the Premises, reasonable wear and tear excepted and further excepting those repairs for which the Landlord is responsible pursuant to Section 5.1 and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all goods and effects of the Tenant and, to the extent specified by the Landlord by notice to the Tenant, all alterations and additions made by the Tenant, which Tenant has not elected to retain in accordance with the terms of Sections 4.2 and 5.2, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.  The Tenant shall not permit or commit any waste, and the Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damages to common areas in the Building by the Tenant, or any of the contractors or invitees of the Tenant.  Mechanical, HVAC, the Laboratory Systems and the Emergency Generators shall be maintained in good order, condition and repair.  Tenant shall, upon request, provide evidence reasonably satisfactory to Landlord that it has available the necessary expertise to properly conduct and carry out this responsibility, either through persons employed by the Tenant or through contracts with independent service organizations, or a combination thereof.  All charges incurred by Landlord in connection with such work, whether by independent organizations or in accordance with reasonable rates assigned to employees of Landlord or Landlord's affiliates, shall be promptly reimbursed by Tenant as Additional Rent.

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Section 5.3 - Delays in Landlord's Services.

Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building.  In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency, until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof.  Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance written notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof.  In no event shall the Landlord have any liability to the Tenant for the unavailability of heat, light or any utility or service to be provided by the Landlord to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems' operation as soon as possible.

Notwithstanding anything contained herein to the contrary, in the event Landlord shall fail to provide the services it is required to provide to Tenant hereunder for any reason other than due to Tenant's acts or omissions, and as a result thereof, Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, Tenant shall be entitled to (i) proportionate abatement of rent (including but not limited to abatement of Tenant’s Tax Expenses and Tenant’s Operating Expenses) for the period Tenant is reasonably unable to use or conduct its operations on part or all of the Premises, or (ii) terminate this Lease if Landlord is unable to restore such services within three (3) months from the date of interruption.  Tenant shall have the right to terminate this Lease as aforesaid by written notice to Landlord at any time after the expiration of such three (3) month period, and such termination shall be effective as of the date of the interruption in service.  To the extent any such unavailability is caused primarily by the action or inaction of Landlord, it’s servants, agents, employees, contractors, licensees, invitees or any persons claiming by, through or under Landlord, and (i) Landlord fails to commence commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, or (ii) Landlord, upon commencing commercially reasonable corrective action within ten (10) days after Tenant notifies Landlord of such unavailability, fails to restore the services within thirty (30) days after Tenant notifies Landlord of such unavailability, Tenant shall have the right to restore such service at Landlord’s cost and expense.

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ARTICLE VI

TENANT COVENANTS

Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

Section 6.1 - Permitted Uses.

Tenant shall occupy the Premises only for the Permitted Uses, which include, but are not limited to, general business and administrative offices, laboratory and biotechnology research and development, animal experimentation and related activities thereto. The Tenant shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale.  The Tenant shall give written notice to the Landlord of any materials on OSHA's right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises.  The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof.  The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance or liable to invalidate or increase premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises, nor generate, store or dispose of any oil, toxic substances, hazardous wastes, or hazardous materials (each a, "Hazardous Material"), or permit the same in or on the Premises or any parking areas provided for under this Lease, unless first giving Landlord notice thereof.  The Tenant shall not dump, flush or in any way introduce any Hazardous Materials into septic, sewage or other waste disposal systems serving the Premises or any parking areas provided for under this Lease, except as specifically permitted by government license or permit.  The Tenant will indemnify the Landlord and its successors and assigns against all claims, loss, cost, and expenses including attorneys' fees, incurred as a result of any contamination of the Building or any other portion of University Park with Hazardous Materials by the Tenant or Tenant's contractors, licensees, invitees, agents, servants or employees.  Tenant shall provide to Landlord herewith copies of all licenses and permits Tenant has been required to obtain prior to handling any such Hazardous Materials.  Tenant shall further provide to Landlord evidence satisfactory to Landlord from Tenant's consultant preparing any regulatory filings for licensing or permitting to handle Hazardous Materials setting forth in reasonable detail all licenses and/or permits that Tenant is required to obtain or will obtain prior to the Commencement Date and that such licenses and/or permits are valid and in full force and effect.  Tenant shall have received all such licenses and/or permits prior to commencement of its operations in the Premises.  From time to time hereafter upon thirty (30) days advance notice from Landlord, Tenant will provide Landlord with such updated provisions of Sections 6.1 and 6.2 as the Landlord may reasonably request.  Upon request by the Landlord, Tenant shall immediately remove any material or substances which are not in compliance with this Section 6.1.  The Landlord represents and warrants to the Tenant that, to the best of Landlord’s knowledge, the Permitted Uses are in compliance with all current land use and zoning restrictions applicable to the Premises, subject to the terms and conditions thereof. Tenant shall have no liability for any environmental condition or

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violation of law that exists in the Premises as of the date of this Lease unless such liability is due to Tenant’s act or omission.

Section 6.2 - Laws and Regulations.

Tenant shall comply with all federal, state and local laws, regulations, ordinances, executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005, 1053, 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action.  Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith. Landlord represents and warrants that the Premises are in compliance with applicable laws.  Landlord shall cause the common areas of the Building and the Property to comply with all applicable legal requirements, including, without limitation the Americans with Disabilities Act.  Notwithstanding the foregoing or any other provision of this Lease, however, Tenant shall not be responsible for compliance with any such laws, regulations, or the like requiring (a) structural repairs or modifications; or (b) repairs or modifications to the utility or building service equipment; or (c) installation of new building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (i) be due to Tenant’s particular manner of use of the Premises (as opposed to the Permitted Uses generally), or (ii) be due to the gross negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant

Section 6.3 - Rules and Regulations.

Tenant shall not obstruct in any manner any portion of the Property not hereby leased; shall not permit the placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and shall comply with all reasonable rules and regulations of uniform application to all occupants of the Building now or hereafter made by the Landlord, of which the Tenant has been given notice, for the care and use of the Property and the parking facilities relating thereto.  The Landlord shall not be liable to the Tenant for the failure of other occupants of the Building to conform to any such rules and regulations, however Landlord shall uniformly enforce the Rules and Regulations.  Notwithstanding anything contained in this Lease (including all exhibits) to the contrary, Tenant shall have the right, at Tenant’s expense, to install a sign or signs with its corporate logo at the entrance to the Premises on each level of the Building occupied, in part or in full, by Tenant, and, at Landlord’s expense, shall have its name listed in the Building directory located in the Building's main lobby, subject to the prior approval of such sign by Landlord, which approval shall not be unreasonably withheld or delayed.  Tenant, at its expense, shall also have the right to prominent exterior signage in one location on the Building’s façade, subject to local ordinances, approval from the City of Cambridge and Landlord’s consent, which consent shall not be unreasonably withheld, delayed or conditioned.  Tenant may use the Leasehold Improvements Allowance to pay for signage.

Section 6.4 - Safety Compliance.

Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of any non-office use made by

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the Tenant and to procure all licenses and permits so required because of such use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses.  Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall provide to Landlord copies of such reports, evaluations and certifications as they are periodically obtained by Tenant or upon ten (10) days advance notice from Landlord (but only to the extent that Tenant has failed to previously provide any such reports).

Section 6.5 - Landlord's Entry.

Tenant shall permit the Landlord and its agents (which agents shall be identified to Tenant and reasonably approved by Tenant for entry), after 48 hours prior notice and at times reasonably acceptable to Tenant, except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or of making repairs to the same, monitoring Tenant's compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants (during the last nine (9) months of the Term or after notice of termination by the Tenant has been received by Landlord) provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant's trade secrets, proprietary technology or critical business operations.

Section 6.6 - Floor Load.

Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law.   Further, Tenant shall not move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Landlord shall in each instance authorize.  The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure or to any other space in the Building.

Section 6.7 - Personal Property Tax.

Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed.  Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

Section 6.8 - Assignment and Subleases.

Tenant shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease, or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld, conditioned or delayed.  Except as specifically permitted herein, any assignment or sublease made without such consent shall be

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void.  The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed assignment or subletting by the Tenant based on any of the following factors:

(a)        The business of the proposed occupant is not consistent with the image and character which the Landlord desires to promote for the Building.

(b)       The proposed assignment, mortgage or pledge would in any way materially diminish Landlord's rights with respect to the Premises.

(c)        The proposed occupant is not sufficiently creditworthy in the reasonable opinion of Landlord based on a comparison of the creditworthiness of other similarly-situated companies in the same industry as the proposed occupant.

Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or sublease all or a portion of the Premises without obtaining the prior consent of Landlord, (a) to its parent corporation, to a wholly owned subsidiary, to a corporation which is wholly owned by the same corporation which wholly owns Tenant, to an entity directly or indirectly controlling, controlled by or under common control with Tenant, any entity owning or controlling fifty percent (50%) or more of the outstanding voting interest of Tenant, or any entity of which Tenant owns or controls fifty percent (50%) or more of the voting interests, provided that (i) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of all or substantially all of its assets, any entity resulting from the merger or consolidation of Tenant, any successor entity resulting from a bona fide reorganization or Tenant, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the "Acquiring Company"), provided that (i) the net assets of the Acquiring Company at the time of the transfer or merger shall not be less than the greater of (x) the net assets of the Tenant as of the date of this Lease, or (y) the net assets of Tenant immediately prior to such transfer, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant's obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord's reasonable expenses incurred in connection therewith (up to a maximum amount of $5,000.00).  Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord's receipt of the information or items described in (b)(i) and (iii) above, Landlord shall be deemed to have waived its right to object thereto.  The transfers described in this paragraph are referred to hereinafter as "Permitted Transfers."  Notwithstanding any other provision of this Lease, any public offering of shares or other ownership interest in Tenant or any private equity financing of Tenant by one or more investors who regularly invest in private companies shall not be deemed an assignment and shall not be subject to Landlord approval.

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Whether or not the Landlord consents, or is required to consent, to any assignment or subletting, the Tenant named herein (to the extent that the Tenant continues to exist as a distinct entity separate and apart from the entity to which the Lease is assigned) shall remain fully and primarily liable for the obligations of the tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

Tenant shall give the Landlord notice of any proposed sublease or assignment, whether or not the Landlord's consent is required hereunder, specifying the provisions of the proposed subletting or assignment, including (i) the name and address of the proposed subtenant or assignee, (ii) a copy of the proposed subtenant's or assignee's most recent annual financial statement, (iii) all of the terms and provisions upon which the proposed subletting or assignment is to be made.  The Tenant shall reimburse the Landlord promptly for reasonable legal and other expenses incurred by the Landlord in connection with any request by the Tenant for consent to any assignment or subletting, in the aggregate amount of up to $5,000.00.  If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, the Landlord may, at any time during the continuance of an Event of Default hereunder without cure, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant, or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained.  After deducting reasonable and ordinary sublease transaction expenses (including, without limitation, any broker’s commission, legal fees, architectural and engineering expenses and leasehold improvements),  the Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any subtenant or assignee as rent, additional rent or other forms of compensation or reimbursement other than those which are less than or equal to the then due and payable proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), provided Tenant shall have no obligation to pay such amounts in connection with any Permitted Transfers.  The consent by the Landlord to an assignment or subletting shall not be construed to relieve the Tenant from obtaining the express consent in writing of the Landlord to any further assignment or subletting.

Landlord may elect, prior to approving or disapproving any proposed assignment of the Lease or sublease of all of the Premises or an entire floor of the Premises for the remainder of the Term, to repossess the portion of the Premises that was proposed to be subleased or assigned.  Landlord shall provide Tenant with written notice of its election to repossess the portion of the Premises that Tenant proposes to sublease or assign within fifteen (15) business days after receipt of notice from Tenant.  Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine.  In the event Landlord elects to repossess the Premises (or subleased portion thereof) as provided above, then all of the Tenant's rights and obligations hereunder with respect to the Premises (or subleased portion thereof) shall cease and shall be of no further force and effect.  The provisions of this paragraph shall not apply to Permitted Transfers.

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ARTICLE VII

INDEMNITY AND INSURANCE

Section 7.1 - Indemnity.

(a)     To the maximum extent this agreement may be made effective according to law, the Tenant shall defend the Landlord from and against all claims, proceedings, causes of actions and suits brought by third parties  (collectively, “Claims”) and shall indemnify and hold harmless the Landlord from and against any resultant costs and expenses (including but not limited to reasonable attorneys' fees), losses or liabilities which the Landlord may be required to pay to third parties to the extent the Claim arises from any breach by Tenant of any obligation of Tenant under this Lease or from any act, failure, omission or negligence of the Tenant, or the Tenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person or property, occurring after the date that possession of the Premises is first delivered to the Tenant and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord, where such accident, injury or damage results, from the negligence or willful misconduct of the Tenant or the Tenant's agents or employees, licensees, invitees, servants or contractors.  Notwithstanding the foregoing, the Tenant’s obligations under this Section 7.1(a) shall not apply to the extent such Claims arise or result from a matter for which the Landlord is obligated to indemnify the Tenant as set forth in Section 7.1(b).

(b)     To the maximum extent this agreement may be made effective according to law, Landlord shall defend the Tenant from and against all Claims and shall indemnify and hold harmless the Tenant from and against any resultant costs and expenses (including but not limited to reasonable attorneys' fees), losses or liabilities which the Tenant may be required to pay to third parties to the extent due to loss of life, bodily or personal injury or property damage, arising from any act, failure, omission, negligence or willful misconduct of Landlord, its agents, employees or contractors which occur in or about the Premises or arising from any accident, injury or damage occurring outside the Premises but within the Building, on the Land, on the access roads and ways, in the parking facilities provided pursuant to the Lease, within University Park or any adjacent area maintained by Landlord or any individual or entity affiliated with Landlord.  Notwithstanding the foregoing, the Landlord’s obligations under this Section 7.1(b) shall not apply to the extent such Claims arise or result from a matter for which the Tenant is obligated to indemnify Landlord as set forth in Section 7.1(a).

Section 7.2 - Liability Insurance.

Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) and the

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Tenant are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available.  Tenant shall deliver to Landlord a certificate of such insurance.  The minimum limits of liability of such insurance as of the Commencement Date shall be Five Million Dollars ($5,000,000.00) in the aggregate for combined bodily injury (or death) and damage to property ($3,000,000.00 per occurrence), and from time to time during the Extension Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties.

Section 7.3 - Personal Property at Risk.

Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Lot or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord's, its agents, employees, licensees, invitees, servants or contractors gross negligence or willful misconduct.

Section 7.4 - Landlord's Insurance.

Landlord shall carry such casualty and liability insurance upon and with respect to operations at the Building, as may from time to time be deemed reasonably prudent by the Landlord or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, and in any event, special form or all-risk property insurance in an amount equal to the replacement value of the Building, exclusive of foundations, site preparation and other nonrecurring construction costs.

Section 7.5 - Waiver of Subrogation.

Any insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party elects to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss.  Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party, due to hazards covered

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by insurance containing such clause or endorsement to the extent of the indemnification received thereunder or the amount of insurance required to be carried hereunder, whichever is greater.

ARTICLE VIII

CASUALTY AND EMINENT DOMAIN

Section 8.1 - Restoration Following Casualties.

If, during the Term, the Building or Premises shall be damaged by fire or casualty, subject to the exceptions and limitations provided below, the Landlord shall proceed promptly to exercise reasonable efforts to restore the Building or Premises to substantially the condition thereof at the time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from any External Cause.  The Landlord shall have no obligation to expend in the reconstruction of the Building more than the actual amount of the insurance proceeds made available to the Landlord by its insurer and not retained by the Landlord's mortgagee or ground lessor.  Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current laws and applicable codes.

Section 8.2 - Landlord's Termination Election.

If the Landlord reasonably determines that the amount of insurance proceeds available to the Landlord is insufficient to cover the cost of restoring the Building or if in the reasonable opinion of the Landlord the Building has been so damaged that it is appropriate for the Landlord to raze or substantially alter the Building, then the Landlord may terminate this Lease by giving notice to the Tenant within sixty (60) days after the date of the casualty, provided that Landlord also terminates the leases of all other affected tenants in the Building.  Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event, not later than sixty (60) days after such notice, and if no date is specified, effective upon the date of the Casualty or Taking.

Section 8.3 - Tenant's Termination Election.

Unless the Landlord has earlier advised the Tenant of the Landlord's election to terminate this Lease pursuant to Section 8.2, or to restore the Premises (which restoration Landlord has reasonably estimated in written notice to Tenant will take no more than nine (9) months to complete) and maintain this Lease in effect pursuant to Section 8.1, the Tenant shall have the right after the expiration of ninety (90) days after any casualty which materially impairs a material portion of the Premises to give a written notice to the Landlord requiring the Landlord within ten (10) days thereafter to exercise or waive any right of the Landlord to terminate this Lease pursuant to Section 8.2 as a result of such casualty and if the Landlord fails to give timely notice to the Tenant waiving any right under Section 8.2 to terminate this Lease based on such casualty, or if such notice from Landlord indicates that restoration will require more than nine (9) months to complete, the Tenant shall be entitled, within five (5) business days after the expiration of such ten (10) day period, or receipt of notice of such period of restoration, as applicable, to give notice to the Landlord terminating this Lease.  Where the Landlord is obligated to exercise reasonable efforts to restore the Premises, unless such restoration is completed within nine (9) months from

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the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to External Causes (but in no event beyond nine (9) months from the date of the casualty or taking), the Tenant shall have the right to terminate this Lease at any time after the expiration of such nine-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the date of the Casualty or Taking.

Section 8.4 - Casualty at Expiration of Lease.

If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred and twenty (120) days from the commencement of repair work and such damage occurs within the last eighteen (18) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such Casualty.

Section 8.5 - Eminent Domain.

Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent domain, the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the effective date of such taking.  If so much of the Building shall be so taken that the Landlord determines that it would be appropriate to raze or substantially alter the Building, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence and to the availability of sufficient proceeds from the eminent domain taking not retained by any mortgagee or ground lessor.

Section 8.6 - Rent After Casualty or Taking.

If the Premises shall be damaged by fire or other casualty, except as provided below, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant, from and after the date of the Casualty or Taking until the Premises shall be restored to substantially the same condition as immediately prior to such Casualty or Taking.  In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent shall be abated for the remainder of the Term.

Section 8.7 - Taking Award.

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Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation.  Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by the Landlord from the taking authority pursuant to the preceding sentence.

ARTICLE IX

DEFAULT

Section 9.1 - Tenant's Default.

Each of the following shall constitute an Event of Default:

(a)        Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for five (5) business days after written notice that the same are due; provided, however if Tenant shall fail to pay any of the foregoing (after receipt by Tenant of written notice from Landlord) when due two (2) times in any period of twelve (12) consecutive months, then Landlord shall not be required to give notice to Tenant of any future failure to pay during the remainder of the Term and any extension thereof, and such failure shall thereafter constitute an Event of Default if not cured within five (5) business days after the same are due.

(b)       Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Tenant commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Tenant diligently pursues such cure, such breach shall not be deemed to create an Event of Default.

(c)        The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant is bankrupt or insolvent according to law; or any assignment of the property of the Tenant for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction; or the filing of an involuntary petition against the Tenant under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant of any

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voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

If an Event of Default shall occur and be continuing without cure, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give written notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

Section 9.2 - Damages.

In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord forthwith on the Landlord's demand, as compensation, an amount (the Lump Sum Payment) equal to the excess, if any, of the discounted present value of the total rent reserved for the remainder of the Term over the then discounted present fair rental value of the Premises for the remainder of the Term.  In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term.  In calculating the amounts to be paid by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting and Landlord shall use commercially reasonable efforts to relet the Premises.  The Landlord shall use commercially reasonable efforts to relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and shall make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same.  No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under reletting shall operate to release or reduce the Tenant's liability except as provided herein.  The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises.

Section 9.3 - Cumulative Rights.

The specific remedies to which the Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the Tenant of any provisions of this Lease.  In addition to the other remedies provided in this Lease, the Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.  Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and

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governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

Section 9.4 - Landlord's Self-help.

If the Tenant shall at any time default in the performance of any obligation under this Lease, the Landlord shall have the right, but not the obligation, after any applicable cure period and upon reasonable, but in no event more than ten (10) days', notice to the Tenant (except in case of emergency in which case no notice need be given), to perform such obligation.  The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease.

Section 9.5 - Enforcement Expenses; Litigation.

In the event that either party prevails in litigation commenced to enforce any right or obligation hereunder, such party shall be entitled to recover from the other party all reasonable costs and expenses incurred by such party in connection with the litigation.

If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights,  obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys' fees incurred by such party in such litigation.

Section 9.6 - Interest on Overdue Payments.

Any Annual Fixed Rent and Additional Rent not paid within any applicable grace period shall bear interest from the date due to the Landlord until paid at the variable rate (the "Default Interest Rate") equal to the higher of (i) the rate at which interest accrues on amounts not paid when due under the terms of the Landlord's financing for the Building, as from time to time in effect, and (ii) one and one-half percent (1.5%) per month.

Section 9.7 - Landlord's Right to Notice and Cure.

Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days after notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation, provided that in the case of breaches of obligations under this Lease which are susceptible to cure but cannot be cured within thirty (30) days through the exercise of due diligence, so long as the Landlord commences such cure within thirty (30) days, such breach remains susceptible to cure, and the Landlord diligently pursues such cure, such breach shall not be deemed an event of default under this Agreement.  In the event of a breach or default of this Agreement by the Landlord, Tenant shall be afforded any and all rights and remedies afforded at law or in equity.

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ARTICLE X

MORTGAGEES' AND GROUND LESSORS' RIGHTS

Section 10.1 - Subordination.

This Lease shall, at the election of the holder of any mortgage or ground lease on the Property, be subject and subordinate to any and all mortgages or ground leases on the Property, so that the lien of any such mortgage or ground lease shall be superior to all rights hereby or hereafter vested in the Tenant.  Notwithstanding the foregoing, Tenant's rights under this Lease and use and enjoyment of the Premises shall not be disturbed by any such mortgagee or ground lessor so long as there is no uncured Event of Default, and, as a condition to any obligation to subordinate this Lease, Tenant shall be entitled to receive executed agreements from same to such effect.

Section 10.2 - Prepayment of Rent not to Bind Mortgagee.

No Annual Fixed Rent, Additional Rent, or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.

Section 10.3 - Tenant's Duty to Notify Mortgagee; Mortgagee's Ability to Cure.

No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to the Landlord's mortgagees or ground lessors of record, if any, of whose identity and address the Tenant shall have been given notice, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) such mortgagees or ground lessors, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, which shall include a reasonable time for such mortgagee or ground lessors, but in no event more than thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition.

Section 10.4 - Estoppel Certificates.

Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no

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knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as specified; (ix) that Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease; (x) that the Lease represents the entire agreement between Landlord and Tenant; and (xi) such other statements of fact with respect to the Tenant and this Lease as the Landlord may reasonably request.  On the Commencement Date, the Tenant shall, at the request of the Landlord, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue and that the Tenant has taken occupancy of the Premises.  Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises and shall be binding on the Tenant.

Landlord shall from time to time, upon not less than fifteen (15) days' prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid, and (v) that the Tenant is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that the Tenant has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the Term of the Lease as specified in the Lease; (vii) that the Tenant has been in occupancy since the Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord’s assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into the Lease, except as specified; (ix) such other statements of fact with respect to the Tenant and this Lease as the Tenant may reasonably request.  Any statement delivered pursuant to this Section may be relied upon by any prospective lender of Tenant, any prospective assignee or subtenant of Tenant or any prospective purchaser of Tenant or Tenant’s assets, and shall be binding on the Landlord.

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ARTICLE XI

MISCELLANEOUS

Section 11.1 - Notice of Lease.

Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

Section 11.2 - Notices.

Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing.  Communications and payments shall be addressed, if to the Landlord, at the Landlord's Address for Notices as set forth in Exhibit A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Address for Notices or at such other place as may have been specified by prior notice to the Landlord.  Any communication so addressed shall be deemed duly given on the earlier of (i) the date received or (ii) on the third business day following the day of mailing if mailed by registered or certified mail, return receipt requested.  If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

Section 11.3 - Authority.

Landlord represents and warrants that the individual executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

Tenant represents and warrants that the individual executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of said entity, that said entity is duly authorized to enter into this Lease, and that this Lease is enforceable against said entity in accordance with its terms.

Section 11.4 - Successors and Limitation on Liability on the Landlord.

The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership.  The obligations of the Landlord shall be binding upon the assets of the Landlord consisting of an equity ownership of the Property, including, without limitation, its interest under the Ground Lease (and including any proceeds realized from the sale of such Property) but not upon other assets of the Landlord and neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any

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judgment creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than an equity ownership of the Property.

Section 11.5 - Waivers by the Landlord.

The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.  In the event of a breach or default of this Agreement by Landlord, any decision not to terminate this Lease shall not be deemed a waiver of such breach by Tenant.  No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver is in writing signed by the Landlord or the Tenant, as the case may be.  No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 11.6 - Acceptance of Partial Payments of Rent.

No acceptance by the Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Landlord may accept such check or payment without prejudice to the Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.  The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

Section 11.7 - Interpretation and Partial Invalidity.

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.  The titles of the Articles are for convenience only and not to be considered in construing this Lease.  This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

Section 11.8 - Quiet Enjoyment.

So long as no Event of Default remains uncured, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under the Landlord.

Section 11.9 - Brokerage.

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Each party represents and warrants to the other that it has had no dealings with any broker or agent in connection with this Lease other than JLL and Transwestern/RBJ (“Acknowledged Brokers”) and shall indemnify and hold harmless the other from claims for any brokerage commission to a broker other than the Acknowledged Brokers arising out of the other party's actions.

Section 11.10 - Surrender of Premises and Holding Over.

(a)      The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit.  The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal.  Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property.  Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession.  Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy.  Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

(b)      Prior to the expiration of the Lease (or within thirty 30 days after any earlier termination), Tenant shall clean and otherwise decommission all interior surfaces (including floors, walls, ceilings and counters), piping, supply lines, waste lines and plumbing in or serving the Premises, and all exhaust or other ductwork in or serving the Premises, in each case that has carried, released or otherwise been exposed to any Hazardous Material due to Tenant’s use or occupancy of the Premises, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Section 11.10 to be issued.  Prior to the expiration of this Lease (or within thirty 30 days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed

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environmental engineer or industrial hygienist that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s or industrial hygienist’s inspection of the Premises and shall state, to the Landlord’s reasonable satisfaction, that (a) the Hazardous Materials described in the first sentence of this paragraph, to the extent if any, existing prior to such decommissioning, have been removed in accordance with applicable laws; (b) all Hazardous Materials described in the first sentence of this paragraph, if any, have been removed in accordance with applicable laws from the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be re-used by a subsequent tenant or disposed of in compliance with applicable laws without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials and without giving notice in connection with such Hazardous Materials; and (c) the Premises may be re-occupied for office or laboratory use, demolished or renovated without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials described in the first sentence of this paragraph and without giving notice in connection with Hazardous Materials.  Further, for purposes of clauses (b) and (c), “special costs” or  “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials.  The report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results.

If Tenant fails to perform its obligations under this Section 11.10, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations, at Tenant’s expense, and Tenant shall, within ten (10) days of demand, reimburse Landlord for all reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such work.  Tenant’s obligations under this Section 11.10 shall survive the expiration or earlier termination of this Lease.  In addition, at Landlord’s election, Landlord may inspect the Premises and/or Property for Hazardous Materials at Landlord’s cost and expenses, within sixty (60) days of Tenant’s surrender of the Premises at the expiration or earlier termination of this Lease.  Tenant shall pay for all such costs and expenses incurred by Landlord in connection with such inspection if such inspection reveals that a release or threat of release of Hazardous Materials exists at the Property or Premises as a result of the acts or omission of Tenant, its officers, employees, contractors, and agents (except to the extent resulting from the acts or omissions of Landlord or Landlord’s agents, employees or contractors).

Section 11.11 - Ground Lease.

This Lease is in all respects subject to the ground lease (the "Ground Lease") between the Landlord as lessee and Massachusetts Institute of Technology ("MIT") as lessor dated as of December 15, 1997, as amended.  If any provision of the Ground Lease shall be inconsistent with the provisions of this Lease, the provisions of the Ground Lease shall be deemed to limit the provisions hereof, except as are expressly otherwise provided in a written agreement signed by MIT, the Landlord and the Tenant, the form of which is attached hereto as Exhibit I.

Section 11.12 - Security Deposit.

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(a)   Letter of Credit.

Concurrent with the execution and delivery of this Lease, Tenant has delivered to Landlord as security for the performance of the obligations of Tenant hereunder a cash deposit or a letter of credit in the amount specified in Exhibit A in accordance with this Section (as renewed, replaced, increased and/or reduced pursuant to this Section, the “Letter of Credit”).  The Letter of Credit shall be in the form attached as Exhibit G to this Lease or such other form as Landlord may reasonably approve.  If there is more than one Letter of Credit so delivered by Tenant, such Letters of Credit shall be collectively hereinafter referred to as the “Letter of Credit”.  The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating either (a) that a default has occurred under this Lease after the expiration of any applicable notice and cure period (or stating that transmittal of a default notice is barred by applicable bankruptcy or other law if such is the case) or (b) stating that Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with the requirements of the Lease, (iii) shall be payable to Landlord and its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least thirty (30) days prior to the scheduled expiration date, give Landlord written notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord.  Notwithstanding the foregoing, the term of the Letter of Credit for the final period of the Term shall be for a term ending not earlier then the date sixty (60) days after the last day of the Term.

If Tenant shall be in default under the Lease, after the expiration of any applicable notice or cure period (or if transmittal of a default or other notice is stayed or barred by applicable bankruptcy or other law), Landlord shall be entitled to draw upon the Letter of Credit to the extent reasonably necessary to cure such default.  If, not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit having a commencement date immediately following the expiration of the existing Letter of Credit in accordance with this Section (an “LC Renewal Default”), Landlord shall also have the right to draw upon the full amount of the Letter of Credit without giving any further notice to Tenant and shall hold such amounts as a cash security deposit hereunder.  Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s default under the Lease.  Any funds drawn by Landlord on the Letter of Credit and not applied against amounts due hereunder shall be held by Landlord as a cash security deposit, provided that Landlord shall have no fiduciary duty with regard to such amounts, shall have the right to commingle such amounts with other funds of Landlord, and shall pay no interest on such amounts.  After any application of the Letter of Credit by Landlord in accordance with this paragraph, Tenant shall reinstate the Letter of Credit to the amount then required to be maintained hereunder, within thirty (30) days of demand (unless Landlord has drawn the full amount of the Letter of Credit for an LC Renewal Default in which case Tenant shall have no obligation to provide a Letter of Credit in addition to such cash security deposit).  Within sixty (60) days after the expiration or earlier termination of the Term the Letter of Credit and any cash security deposit then being held by Landlord, to the

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extent not applied, shall be returned to the Tenant provided that no Event of Default is then continuing.

If, after the second (2nd) anniversary of the Rent Commencement Date, there has been no Event of Default by Tenant under the Lease in the payment of Annual Fixed Rent or Additional Rent during the previous two (2) year period and no Event of Default by Tenant (for which notice has been given) exists as of such anniversary, then (i) the amount of the Security Deposit shall be reduced by Five Hundred Thousand Dollars ($500,000.00), (ii) Tenant shall provide a substitute Letter of Credit for the reduced amount and (iii) Landlord shall simultaneously return the original Letter of Credit held by Landlord (or Landlord shall pay such reduction amount to Tenant within ten (10) days if Landlord holds a cash security deposit). If, after the sixth (6th) anniversary of the Rent Commencement Date, there has not been more than one (1) Event of Default by Tenant under the Lease in the payment of Annual Fixed Rent or Additional Rent during the first two (2) years of the Term, nor has there been any Event of Default by Tenant under the Lease in the payment of Annual Fixed Rent or Additional Rent during the third (3rd), fourth (4th), fifth (5th) and sixth (6th) years of the Term, and no Event of Default by Tenant (for which notice has been given) exists as of such anniversary, then (a) the amount of the Security Deposit shall be reduced by Five Hundred Thousand Dollars ($500,000.00), (b) Tenant shall provide a substitute Letter of Credit for the reduced amount and (c) Landlord shall simultaneously return the original Letter of Credit held by Landlord (or Landlord shall pay such reduction amount to Tenant within ten (10) days if Landlord holds a cash security deposit).

(b)   Pledge.

The Landlord may pledge its right and interest in and to the cash deposit or Letter of Credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash deposit or Letter of Credit held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein.  In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee (“Pledgee”), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such Pledgee.

(c)   Transfer of Security Deposit.

In the event of a sale or other transfer of the Building or transfer of this Lease, Landlord shall transfer the cash deposit or Letter of Credit to the transferee, and Landlord shall thereupon be released by Tenant from all liability for the return of such security.  The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the proceeds thereof, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

Section 11.13 - Financial Reporting.

Tenant shall from time to time (but not more often than annually), upon Landlord’s written request, provide Landlord with financial statements of Tenant, together with related statements of Tenant's operations for Tenant's most recent fiscal year then ended, certified by an

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independent certified public accounting firm.  Such delivery shall be subject to Landlord’s execution of Tenant’s standard form of confidentiality agreement.

Section 11.14 - Cambridge Employment Plan.

Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

Section 11.15 - Parking and Transportation Demand Management.

Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management (“PTDM”) program that comprises part of a comprehensive PTDM for University Park, provided that such cooperation shall be at no expense to Tenant.  In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted.  Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant’s PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefore allowed under the federal tax code, to any employee working in the Premises requesting one.  Tenant agrees to comply with the traffic mitigation measures required by the City of Cambridge, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

Section 11.16 - Solvent Storage; Other Storage.

Landlord shall manage the allocation of solvent storage quantities for tenants in the Building.  In addition to Tenant’s pro-rata share of the Building’s allowable solvent storage quantities as set forth in Exhibit E-l, Tenant shall have the right to store a total of up to four hundred eighty (480) gallons of liquid solvents in the 276 rsf control room area on the first floor of the Premises. Additionally, Tenant shall have the right to build two (2) additional control areas for storage of liquid solvents in the portion of the Premises located on the first floor or third floor of the Building (the “Chemical Storage Rooms”).  Tenant shall be responsible for the cost to design and construct the Chemical Storage Rooms which may be paid for with the Leasehold Improvements Allowance.  All solvent storage by Tenant shall be subject to Tenant receiving the necessary governmental approvals.  Landlord shall make commercially reasonable efforts to assist in Tenant’s pursuit of securing such approvals. Additional storage may be available in space adjacent to the loading area or in a caged area on the loading dock.

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IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

LANDLORD:

UP 45/75 SIDNEY STREET, LLC

a Delaware limited liability company

By:	/s/ Michael Farley
Name:	Michael Farley
Title:	Vice President

TENANT:

BLUEPRINT MEDICINES CORPORATION,

a Delaware corporation

By:	/s/ Jeffrey W. Albers
Name:	Jeffrey W. Albers
Title:	Chief Executive Officer and President

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EXHIBIT A

BASIC LEASE TERMS

Premises:

The Premises shall be comprised of approximately 99,833  rentable square feet as follows:

Floor 5:  29,887 rsf

Floor 4:  30,101 rsf

Floor 3:  30,816 rsf

Floor 1:    8,753 rsf

Floor 1:       276 rsf  (dock storage space)

Commencement Date:	The date Landlord delivers the Premises to Tenant with the current Tenant vacated and the Landlord’s Work (as defined in Section 2.1) substantially complete.
Scheduled Commencement Date:	June 1, 2017
Rent Commencement Date:

The earlier to occur of (i) Tenant’s occupancy of any part of the Premises for business purposes, or (ii) the later of (A) October 1, 2017, and (B) one hundred twenty (120) days after the Commencement Date.

Annual Fixed Rent for the Term:	$77.00 per rsf as adjusted per the terms of Section 3.1 hereof.
Initial Term:	Commencing on the Rent Commencement Date and expiring 146 months from the first day of the first full month commencing on or after the Rent Commencement Date.

Security Deposit:	$3,500,000.00, subject to reduction as set forth in Section 11.12(a) of the Lease.
Landlord’s Address for Notices:	Forest City Commercial Group, Inc. 1360 Terminal Tower 50 Public Square Cleveland, Ohio 44113 Attention: General Counsel
With a copy to: Forest City Commercial Management, Inc. 38 Sidney Street Cambridge, Massachusetts 02139-4234 Attention: Asset Manager

Parking Privileges:

Commencing sixty (60) days after the Rent Commencement Date and continuing through the Term, Tenant shall be entitled to use and shall pay for 1.5 parking passes per 1,000 rsf (which shall initially be equal to one hundred fifty (150) parking passes) in accordance with Section 2.4 of the Lease. Subject to availability, Tenant shall have the right to lease additional parking spaces from Landlord; such lease for additional parking spaces shall be on a month-to-month basis at the then-prevailing fair market value for such parking spaces.

Permitted Uses:

General business and administrative offices, laboratory biotechnology research, animal experimentation (and vivarium uses) and customary accessory uses supporting the foregoing, as set forth in Section 6.1 of the Lease.

Tenant's Address for Notices:

Blueprint Medicines Corporation

38 Sidney Street, Suite 200

Cambridge, MA 02139-4234

Attention: Legal Department

With a copy to (which shall not constitute notice):

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: Kingsley Taft, Esq.

Leasehold Improvements Allowance:	$142.25 per rsf or $14,201,244.25
Total Rentable Floor Area of Building:	277,174 rsf

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EXHIBIT B

FLOOR PLANS SHOWING PREMISES

Exhibit B – Floor Plan Showing Premises
Floor 1

BROOKLINE PLACE
FRANKLIN STREET
SIDNEY STREET

45 Sidney Street

EXHIBIT B

FLOOR PLANS SHOWING PREMISES

Exhibit B – Floor Plan Showing Premises
Floor 3

BROOKLINE PLACE
FRANKLIN STREET
SIDNEY STREET

45 Sidney Street

EXHIBIT B

FLOOR PLANS SHOWING PREMISES

Exhibit B – Floor Plan Showing Premises
Floor 4

BROOKLINE PLACE
FRANKLIN STREET
SIDNEY STREET

45 Sidney Street

EXHIBIT B

FLOOR PLANS SHOWING PREMISES

Exhibit B – Floor Plan Showing Premises
Floor 5

FRANKLIN STREET
SIDNEY STREET

45 Sidney Street

EXHIBIT C

STANDARD SERVICES

The building standard services shall be defined by the Landlord and its Management Agent.  A listing of services shall be as promulgated from time to time by the Landlord and shall be further described in the Tenant Handbook.

The following services are provided by the Landlord:

A.        Regular maintenance of interior, exterior and parking lot landscaping and University Park common areas.

B.        Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

C.        Complete interior and exterior cleaning of all windows two times per year.

D.        Daily, weekday maintenance of hallways, passenger elevators, common area bathrooms, lobby areas and vestibules.

E.         Periodic cleaning of stairwells, freight elevators, and back of house areas.

F.         Daily, weekday rubbish removal of all tenant trash receptacles in the office space only; Landlord shall provide a dumpster and/or compactor at the loading dock for Building tenants’ use for the disposal of non-hazardous/non-controlled substances, the cost of which shall be an Operating Expense.

G.        Daily, weekday cleaning of Tenant space to building standard, in the office space only.

H.        Maintenance and repair of base building surveillance and alarm equipment, mechanical, electrical, plumbing and life safety systems.

I.          Building surveillance and alarm system operation and live monitoring service to building standard specifications.

J.          Conditioned water for HVAC purposes shall be provided to the Premises from central mechanical equipment.

K.        Utilities for all interior common areas and exterior building and parking lighting.

L.         Lobby Security station to be staffed during the hours of 7:30am to 6:00pm Monday through Friday.  After hours Building access is provided by a CCure card reader access system.

EXHIBIT D

RULES AND REGULATIONS

DEFINITIONS

Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require.  The word "Premises" is to be taken to include the space covered by the Lease.  The word "Landlord" shall be taken to include the employees and agents of Landlord.  Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

GENERAL USE OF BUILDING

A.        Space for admitting natural light into any public area or tenanted space of the Building shall not be covered or obstructed by Tenant except in a manner approved by Landlord.

B.        Toilets, showers and other like apparatus shall be used only for the purpose for which they were constructed.  Any and all damage from misuse shall be borne by Tenant.  These rooms should be locked at all times.

C.        Except as otherwise permitted in the Lease, Landlord reserves the right to determine the number of letters allowed Lessee on any directory it maintains.

D.        No sign, advertisement, notice or the like, shall be used in the Building by Tenant (other than at its office and then only as approved by Landlord in accordance with building standards).  If Tenant violates the foregoing, Landlord may remove the violation without liability and may charge all costs and expenses incurred in so doing to Tenant.

E.        Tenant shall not throw or permit to be thrown anything out of windows or doors or down passages or elsewhere in the Building, or bring or keep any pets therein, or commit or make any indecent or improper acts or noises.  In addition, Tenant shall not do or permit anything which will obstruct, injure, annoy or interfere with other tenants or those having business with them, or affect any insurance rate on the Building or violate any provision of any insurance policy on the Building.

F.        Unless expressly permitted by the Landlord in writing:

(1)       No additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the Landlord shall be made for any door; provided however, that Tenant may install and manage its own compatible card reader entry system for entry to and within the Premises.  If more than two keys for one lock are desired by the Tenant, the Landlord may provide the same upon payment by the Tenant.  Upon termination of this lease or of the Tenant's possession, the Lessee shall surrender all keys to the Premises and shall explain to the Landlord all combination locks on safes, cabinets and vaults.

(2)       In order to insure proper use and care of the Premises Tenant shall not install any shades, blinds, or awnings or any interior window treatment without consent of Landlord.  Blinds must be building standard.

(3)       All doors to the Premises are to be kept closed at all times except when in actual use for entrance to or exit from such Premises.  The Tenant shall be responsible for the locking of doors and the closing of any transoms and windows in and to the Premises.  Any damage or loss resulting from violation of this rule shall be paid for by the Tenant.

(4)       The Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery in or about the Premises, or carry on any mechanical business therein except as currently utilized at the Premises or in accordance with the terms of the Lease.  All equipment of any electrical or mechanical nature shall be placed in settings which absorb and prevent any vibration, noise or annoyance.

G.        Landlord shall designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items.

H.        In order to insure proper use and care of the Premises Tenant shall not allow anyone other than Landlord's employees or contractors to clean the Premises without Landlord's permission, provided, however, that Landlord acknowledges and agrees that Tenant shall clean rooms used for Tenant’s work with animals at the Premises.

I.         The Premises shall not be defaced in any way.  No changes in the HVAC, electrical fixtures or other appurtenances of said Premises shall be made except in accordance with the Terms of this Lease.

J.         For the general welfare of all tenants and the security of the Building, Landlord may require all persons entering and/or leaving the Building on weekends and holidays and between the hours of 6:00 p.m. and 8:00 a.m. to register with the Building attendant or custodian by signing his name and writing his destination in the Building, and the time of entry and actual or anticipated departure, or other procedures deemed necessary by Landlord.  Landlord may deny entry during such hours to any person who fails to provide satisfactory identification.

K.        No animals, birds, pets, and no bicycles or vehicles of any kind shall be brought into or kept in or about said Premises or the lobby or halls of the Building, excepting those animals used for research purposes, by a disabled person, or otherwise within the scope of the Permitted Uses.  Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to be produced upon or emanate from said Premises.

L.        Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

M.       Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same from occurring.

N.        All parking, Building operation, or construction rules and regulations which may be established from time to time by Landlord on a uniform basis shall be obeyed.

O.        Tenant shall not place a load on any floor of said Premises exceeding one hundred (100) pounds per square foot.  Landlord reserves the right to prescribe the weight and position of all safes and heavy equipment.

P.        Tenant shall not install or use any air conditioning or heating device or system other than in accordance with the terms of the Lease, unless previously approved by Landlord.

Q.        Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein, provided that such other and further reasonable rules and regulations shall not interfere with the Permitted Uses.  Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants, provided that the Landlord shall use diligent efforts to enforce  the rules and regulations and shall do so in a uniform manner with respect to all tenants of the Building.

R.        The Brookline Place private way and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

S.         In order to insure proper use and care of the Premises Tenant shall not install any call boxes or communications systems or wiring of any kind except in accordance with the terms of the Lease or written consent of Landlord (not to be unreasonably withheld, conditioned or delayed).

T.         In order to insure proper use and care of the Premises Tenant shall not manufacture any commodity, or prepare or dispense for sales any foods or beverages, tobacco, flowers, or other commodities or articles, except vending machines for the benefit of employees and invitees of Tenant, without the written consent of Landlord.

U.        In order to insure use and care of the Premises Tenant shall not enter any janitors' closets, mechanical or electrical areas, telephone closets, loading areas, roof or Building storage areas (except to the extent completely located within the Premises) without reasonable notice to Landlord.

V.        In order to insure proper use and care of the Premises Tenant shall not place door mats in public corridors without consent of Landlord.

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EXHIBIT E

WORK LETTER

1.           Tenant, at its expense, shall be responsible for the preparation of the architectural plans and the mechanical, electrical and plumbing engineering plans and specifications (the “Tenant Plans”) necessary for the construction of Tenant’s leasehold improvements and Tenant’s responsibilities set forth in the Responsibility Matrix in Exhibit E-1  (the “Tenant Work”).  The Tenant Plans shall be subject to Landlord’s approval, not to be unreasonably withheld or delayed.  Tenant may use the Leasehold Improvements Allowance to pay for said Tenant Plans.  Tenant may select its own architect and engineers, subject to Landlord’s reasonable approval.

2.           Subject to Landlord’s reasonable approval, Tenant shall have the right, at its expense, to hire and manage a mutually reasonably approved contractor, subcontractors, engineers, architects, and construction manager to perform the Tenant Work.  All work to be performed in the Premises shall be subject to Landlord approval which shall not be unreasonably withheld, and performed in accordance with established tenant construction rules and regulations.  There shall be no Landlord coordination, overhead or contractor supervision fees.  However, Landlord shall be reimbursed, from the Leasehold Improvements Allowance, for any third-party, out-of-pocket expenses incurred by Landlord in the review and approval of Tenant’s plans, specifications, improvements and construction.  During Tenant’s construction, during normal business hours, at no additional cost, Tenant shall have access to the base building infrastructure such as electric power, freight elevator, HVAC and utilization of the available building chases for ducting purposes.  Should any of this work affect other building tenants, then the timing of the work will need to be scheduled and approved by Landlord.

3.           Landlord shall provide to Tenant the Leasehold Improvements Allowance (the “LIA”), for application to the costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant.  If Tenant incurs costs in excess of the Leasehold Improvements Allowance, as applicable, then all such excess costs shall be borne solely by Tenant.  The Tenant must apply to Landlord for reimbursement from the Leasehold Improvements Allowance within one (1) year after the Rent Commencement Date.  Any portion of such Leasehold Improvements Allowance for which application for reimbursement has not been made within such one (1) year period shall be cancelled and no longer available.

4.           The application of the Leasehold Improvements Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the Improvements:  (i) the actual documented and verified cost pursuant to Tenant’s design and construction contracts, including without limitation the associated contractor’s overhead and profit and general conditions, incurred in the construction of the Improvements to the Premises and project management fees, (ii) data/telecom cabling, and (iii) move-related expenses. The Leasehold Improvements Allowance shall not be used for the making of improvements, installation of fixtures or incorporation of other items which are moveable rather than permanent improvements in the nature of trade fixtures, examples of which may include furniture, telephone communications and security equipment, and bench-top laboratory equipment items such as microscopes.

5.           The LIA shall be requested by and disbursed to Tenant in the following manner:

(A)         Tenant shall periodically (but not more than once per month) request advances on account of the LIA to reimburse Tenant for payments made or to be used to pay any amounts then due to Tenant’s contractor, subcontractor, materialmen or other suppliers of materials and services for and with respect to such portion of the Tenant Work which has then been performed. Landlord shall retain seven and one-half percent (7.5%) of such requested advance (“Retainage”).  The Retainage shall be funded pursuant to the provisions of subparagraph (C) below. Tenant acknowledges that Landlord will make disbursements of the LIA to Tenant between the twentieth (20th) and twenty-fifth (25th) of each month (“Disbursement Period”) and during no other period during any month.  Tenant further acknowledges that in order for Landlord to be able to disburse the portion of the LIA requested by Tenant during a given Disbursement Period, such draw request must be submitted to Landlord with all required supporting information no later than the first (1st) of the month during which such Disbursement Period occurs (“Draw Request Submission Deadline” or “DRSD”).

(B)         Every such request shall be accompanied by a completed AIA Application and Certificate for Payment Form G702 and AIA Continuation Sheet Form G703 from Tenant’s contractor to Landlord with partial lien waivers covering partially-completed work (for the first disbursement such lien waivers may be conditional, but for subsequent draws such partial lien waivers shall be unconditional, though partial), together with copies of invoices or receipted bills related to the requested advance.  Landlord shall, at its election, make any such advances in an amount equal to Tenant’s draw request by check or checks payable to Tenant and checks drawn and delivered to Tenant payable in accordance with the foregoing shall be considered to be advances on account of the LIA made at the time that the check in question is delivered to Tenant.  Provided that Tenant submits its draw requests by the DRSD together with the requisite supporting documentation, Landlord agrees to disburse the portion of LIA represented by each request for advance by the Disbursement Period nearest and next following the submission of Tenant’s draw request. Tenant further acknowledges, however, that if a draw request is not submitted by the DRSD or within three (3) days thereafter, Landlord shall not be obligated to disburse the requested sum until the Disbursement Period next following the Disbursement Period applicable to the particular DRSD.

(C)         Any portion of the LIA not disbursed pursuant to subparagraphs (A) and (B) above shall be disbursed to Tenant at such time as Tenant shall demonstrate, to the reasonable satisfaction of Landlord, that (a) all of the Tenant Work required to be performed is Substantially Complete (as defined below), (b) such work has been paid for in full, the amount paid is not less than such portion of LIA remaining,  and that any and all liens therefor or thereon that have been or may be filed have been satisfied and released of record, bonded off or waived; and (c) Tenant has paid all charges then to have been paid by Tenant under applicable provisions of the Lease.  For the purposes of this Work Letter, “Substantially Complete” shall mean when the Tenant Work is fully completed in accordance with the approved plans and specifications, including punchlist items.

(D)         In the event that there are third-party claims unpaid, work unfinished, or liens filed for such work and labor that have not been bonded or otherwise secured,

Landlord may retain from the LIA, a sum sufficient to pay said claims, unfinished work or liens and all costs resulting therefrom and, subject to Tenant’s right to dispute such claims, to pay said claims or liens, if necessary.  If the amount owed to Tenant by Landlord shall not be sufficient to pay for said claims or liens and the costs resulting therefrom, Tenant shall forthwith pay said claims or liens or cause the same to be properly discharged as herein provided for.

(E)         In the event there is unpaid, past due Rent on Tenant’s account (which is not the subject of a good faith dispute for which Tenant has provided notice to Landlord), Landlord shall have the option after the expiration of all applicable notice and cure periods, but shall not be obligated, to apply any portion of the LIA against such unpaid Rent.

[Remainder of page intentionally left blank.]

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

45 Sidney Street

Floors 1, 3, 4, 5 Cambridge, MA

December 13, 2016

Description	Landlord	Tenant
SITEWORK
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Tenant Dedicated Lab Waste / PH Neutralization Tanks	X
Lab waste sewer connection to individual tenant pH neutralization system		X
Roof storm drainage	X
Nstar primary and secondary electrical service	X
Nstar gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
STRUCTURE
Structural enhancements for specific Tenant load requirements		X
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment (subject to Landlord review and approval).		X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers		X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X

Tenant shall be able to store 480 gallons of solvents in the 276 rsf Floor 1 Premises which is a Control Area. Additionally, Tenant will be allotted it’s pro-rata share of the building Control Area allowable solvent storage quantity of 480 gallons. Tenant’s allocated volumes by floor are:

Fl. 3  240 gallons of the building total

Fl. 4  60 gallons of the building total

Fl. 5   44 gallons of the building total

The storage is contingent on the tenant’s submission and approval of the AHJ.

Tenant shall also have the right to develop two additional control areas as part of Tenant’s Floor 1  Premises. .

X
Miscellaneous metals items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply EPDM roofing system with rigid insulation	X
Roofing penetrations for Base Building equipment/systems	X
Roofing penetrations for Tenant equipment/systems by LL’s roofer to LL Spec		X
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment		X
Roofing alterations due to Tenant changes		X
EXTERIOR
Building exterior consisting of precast concrete and windows	X
Main Building entrances	X

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

Description	Landlord	Tenant
Loading dock with loading dock elevator and stairwell	X
Acoustic screening of Base Building rooftop equipment	X
Acoustic screening of Tenant rooftop equipment ( some space may be available within base building screening for Tenant’s use with LL’s approval)		X
COMMON AREAS
Accessible main entrance	X
First floor finished lobby	X
Core area toilet rooms	X
Janitor’s closets in core areas	X
Primary demarcation room	X
Doors, frames, and hardware at common areas	X
ELEVATORS
(2) passenger elevators, one (1) service elevator with a capacity of 4,000 lbs.	X
WINDOW TREATMENT
Furnish and install Building standard blinds for all windows		X
TENANT AREAS
Finishes at inside face of exterior walls		X
Finishes at inside face at Tenant side of core partitions		X
Toilet rooms within Tenant Premises in addition to those provided by base building		X
Electrical closets within Tenant Premises		X
Tel/data rooms for interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements		X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, equipment, and build out.		X
Fixed or movable casework.		X
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glass washers.		X
Chemical Fume Hoods, bench fume hood		X
Shaft enclosures for Base Building systems’ risers	X
Shaft enclosures for Tenant risers (in addition to risers put in place for tenant use)		X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection,	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
All run outs, drop heads, and related equipment within Tenant Premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard		X

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

Description	Landlord	Tenant
Specialized extinguishing systems or containment for tenant program areas		X
Preaction dry-pipe systems		X
Fire extinguisher cabinets at core common areas	X
Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises		X
Core restroom plumbing fixtures compliant with accessibility requirements and anticipated lab/office occupancy of 1 person/300sf.	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Wall hydrants in common core areas (where required by code)	X
Tenant metering and sub-metering at Tenant connection		X
Storm drainage system	X
Main sanitary waste and vent stacks as existing	X
Delivery of Tenant Premises’ PH neutralization system (individual Tenant system)	X
Delivery of Tenant Premises’ lab waste and vent risers to pH Neutralization room	X
Operation, maintenance and regulatory responsibility of the Tenant Premises dedicated PH neutralization system		X
Lab waste and vent pipe distribution		X
Hot water generation for core restrooms	X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor and piping risers for 3rd, 4th and 5th Floors	X
Compressed air pipe distribution in Tenant Premises for specific points of use		X
Central lab vacuum system and pipe risers for 3rd, 4th and 5th Floors	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
Tepid water generator and pipe risers for 3rd,4th and 5th Floors	X
Tepid water pipe distribution in Tenant Premises		X
RO/DI water generator and pipe risers for 3rd, 4th, and 5th Floors.	X
RO/DI water pipe distribution in Tenant Premises for specific points of use		X
Lab gas manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X
NATURAL GAS
Natural gas service to Building and piping to Base Building boilers and Base Building generator	X

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

Description	Landlord	Tenant
Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area.		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from valve location through roof		X
HEATING, VENTILATION, AIR CONDITIONING

Building Management System (BMS) for common core area and Landlord infrastructure	X
BMS (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure		X

Once-through supply air handling units with 30% prefilters, 85% final filters, with corresponding heating and cooling. Units are sized for approximately 1.5 cfm per square foot of lab space. 60%/40% lab/office ratio.

X
Boiler capacity for hot water reheats at 60% lab/ 40 % office space	X
Hot water reheat distribution to reheat coils		X
Vertical supply air duct distribution from existing Base Bldg. AHUs	X
Tenant Space Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers,		X
Existing Roof mounted laboratory exhaust fans. Units are sized for approximately 1.5 cfm per square foot of lab space. 60%/40% lab/office ratio.	X
Existing vertical exhaust air duct risers for general lab exhaust	X
Roof mounted laboratory exhaust fans for specialty exhaust systems.		X
Vertical exhaust air duct risers for dedicated fume hood or specialty exhaust systems		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc.		X
General Exhaust for Tenant Spaces from Risers		X
Restroom exhaust for core area restrooms	X
Restroom exhaust for additional restrooms if required by Tenant		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant premises		X
Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance		X
Additional/ dedicated cooling for Tenant requirements.		X

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

Description	Landlord	Tenant
ELECTRICAL
Electrical utility service to switchgear in main electrical vault	X

Premises currently provides the following normal electric power services @ 480V – 3 PH

Fl. 1 (1) 1200 amp service

Fl. 3 (2)200,(2)400,(1)100, amp services

Fl. 4 (1)400,(3)200,(1)100 amp services

Fl. 5 (1)400,(2)200 amp services

X
Premises will have its allocated share of the Building’s 600 KW emergency power generator service for the following floors @ 480V – 3PH Fl. 3 225 amp. TSP Fl. 4 225 amp. TSP Fl. 5 225 amp. TSP		X
Dedicated 600KW emergency power generator that currently serves the fifth floor vivarium and the fourth floor BSLlab.		X
Dedicated 500KW emergency power generator that currently serves the Floor 1 Premises (8,753 r.s.f. space)		X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for core areas		X
Lighting and power distribution for Tenant Premises	X
Tenant Sub /Check Meter (s) for Tenant Connected Loads		X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage	X
Tenant panels, transformers, etc. in addition to Base Building		X
Tenant UPS system, battery backup, and associated equipment/distribution		X
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system	X
Alteration to fire alarm system to facilitate Tenant program		X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X
Tel Data Riser Conduit from demark to each floor	X
Tenant tel/data rooms	X
Pathways from demarcation room directly into Tenant tel/data rooms		X
Tel/Data cabling from demarcation room Tenant tel/data room.		X
Fiber optic service for Tenant use		X

EXHIBIT E-1

Tenant/ Landlord Responsibility Matrix

Description	Landlord	Tenant
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X

EXHIBIT F

TENANT CONSTRUCTION WORK AT UNIVERSITY PARK

The tenant construction work procedure at University Park is designed to provide efficient scheduling of work while protecting other tenants from unnecessary noise and inconvenience.  The attached document explains the procedure and has been prepared in keeping with the standard lease at University Park.  It contains detailed information to assist you in planning construction projects.  Please review it carefully before design begins.

SUMMARY

1.         Contact the Property Manager as the first step.  The Property Manager will be happy to assist you in completing your project efficiently.

2.         Incorporate the provisions of the attached document and the “Indoor Air Quality Guidelines for Tenant Improvement Work” into all of your agreements and contracts.  You will need written approval from Forest City Commercial Management before contracting any work.

3.         At least four weeks before construction provide four sets of drawings and plans to the Property Manager for approval.  The Property Manager must also approve your list of contractors and subcontractors.

4.         At least two weeks before construction, submit to the Property Manager detailed schedules; addresses and telephone numbers of supervisors, contractors and subcontractors; copies of permits; proof of current insurance; Payment, Performance and Lien bonds; and notice of any contractor's involvement in a labor dispute.

5.         We will generally require that you conduct noisy, disruptive or odor and dust producing work, as well as the delivery of construction materials, outside of regular business hours.

6.         We expect all contractors to maintain safe and orderly conditions, labor harmony and proper handling of any hazardous materials.  We may stop any work that does not meet the conditions outlined in the attached document.

7.         Before occupying the completed space, submit a signed copy of the permit card or the final certificate of occupancy and any other approvals to the Property Manager.   We also require an air balancing report signed by a professional engineer.  A complete set of "as built" sepia drawings as well as electronic "as-built" drawings in AutoCAD Release 12, DXF format must be hand delivered to the Property Manager.

Please note that this summary highlights key aspects of the attached document (entitled Rules and Regulations for Design and Construction of Tenant Work) for your convenience and does not supersede it in any way.

1.         DEFINITIONS

1.1	Buildings:
University Park at MIT:

38 Sidney, 45 Sidney, 75 Sidney, 64 Sidney, 88 Sidney, 26 Landsdowne, 35 Landsdowne, 40 Landsdowne, 65 Landsdowne and 350 Mass. Ave

1.2	Property Manager:	Jay Kiely, or such other individual as Landlord may designate, from time to time.

1.3	INTENTIONALLY OMITTED

1.4	Consultants:	Any architectural, engineering, or design consultant engaged by a Tenant in connection with Tenant Work.

1.5	Contractor:	Any Contractor engaged by a Tenant of the Building for the performance of any Tenant Work, and any Subcontractor, employed by any such Contractor.

1.6	Plans:	All architectural, electrical and mechanical construction drawings and specifications required for the proper construction of the Tenant Work.

1.7	Regular Business Hours:	Monday through Friday, 7:30 A.M. through 5:30 P.M., excluding holidays.

1.8	Tenant:	Any occupant of the Building.

1.9	Tenant Work:	Any alternations, improvements, additions, repairs or installations in the Building performed by or on behalf of any Tenant.

1.10	Tradesperson:	Any employee (including, without limitation, any mechanic, laborer, or Tradesperson) employed by a Contractor performing Tenant Work.

2.0       GENERAL

2.1	All Tenant Work shall be performed in accordance with these rules and regulations and the applicable provisions of the Lease.

2.2

The provisions of these rules and regulations shall be incorporated in all agreements governing the performance of all Tenant Work, including, without limitation, any agreements governing services to be rendered by each Contractor and Consultant.

2.3	Except as otherwise provided in these Rules and Regulations, all inquiries, submissions and approvals in connection with any Tenant Work shall be processed through the Property Manager.

3.         PLANS

3.1	Review and Approval:

Any Tenant wishing to perform Tenant Work must first obtain the Landlord's written approval of its plans for such Tenant Work.  Landlord will allow the Tenant the right to choose its own space planner (s) and architect for the design of the tenant work, provided, however, Tenant shall be required to retain under separate contract Landlord’s mechanical, electrical, plumbing and structural engineers (s) with respect to such Tenant work to ensure operating consistency of the Premises with the building.  Under no circumstances will any Tenant Work be permitted prior to such approval.  Such approval shall be obtained prior to the execution of any agreement with any Contractor for the performance of such Tenant Work.

3.2	Submission Requirements:

a.    Any Tenant performing Tenant Work shall, at the earliest possible time but at least four weeks before any Tenant Work is to begin, furnish to the Property Manager four full sets of plans and specifications describing such Tenant Work.

b. Intentionally Omitted.

c.    The design manifested in the Plans will be reviewed by the Landlord and shall comply with his requirements so as to avoid aesthetic or other conflicts with the design and function of the Tenant's premises and of the Building as a whole.

4.          PRECONSTRUCTION NOTIFICATION AND APPROVALS

4.1         Approval to Commence Work

a.         Tenant shall submit to Property Manager, for the approval of Property Manager, the names of all prospective Contractors prior to issuing any bid packages to such Contractors.

b.         No Tenant Work shall be undertaken by any Contractor or Tradesperson unless and until all the matters set forth in Article 4.2 below have been received for the Tenant Work in question and unless Property Manager has approved the matters set forth in Article 4.2 below.

4.2       No Tenant Work shall be performed unless, at least two weeks before any Tenant Work is to begin, all of the following has been provided to the Property Manager and approved.  In the event that Tenant proposes to change any of the following, the Property Manager shall be immediately notified of such change and such change shall be subject to the approval of the Property Manager:

a.         Schedule for the work, indicating start and completion dates, any phasing and special working hours, and also a list of anticipated shutdowns of building systems.

b.         List of all Contractors and Subcontractors, including addresses, telephone numbers, trades employed, and the union affiliation, if any, of each Contractor and Subcontractor.

c.         Names and telephone numbers of the supervisors of the work.

d.         Copies of all necessary governmental permits, licenses and approvals.

e.         Proof of current insurance, to the limits set out in Exhibit A to these Rules and Regulations, naming Landlord as an additional insured party.

f.          Notice of the involvement of any Contractor in any ongoing or threatened labor dispute.

g.         Payment, Performance and Lien Bonds from sureties acceptable to Landlord, in form acceptable to Landlord, naming Landlord as an additional obligee.

h.         Evidence that Tenant has made provision for either written waivers of lien from all Contractors and suppliers of material, or other appropriate protective measures approved by Landlord.

4.3       Reporting Incidents

All accidents, disturbances, labor disputes or threats thereof, and other noteworthy events pertaining to the Building or the Tenant's property shall be reported immediately to the Property Manager.  A written report must follow within 24 hours.

5.          CONSTRUCTION SCHEDULE

5.1       Coordination

a.          All Tenant Work shall be carried out expeditiously and with minimum disturbance and disruption to the operation of the Building and without causing discomfort, inconvenience, or annoyance to any of the other tenants or occupants of the Building or the public at large.

b.         All schedules for the performance of construction, including materials deliveries, must be coordinated through the Property Manager.  The Property Manager shall have the right, without incurring any liability to any Tenant, to stop activities and/or to require rescheduling of Tenant Work based upon adverse impact on the tenants or occupants of the Building or on the maintenance or operation of the Building.

c.         If any tenant Work requires the shutdown of risers and mains for electrical, mechanical, sprinklers and plumbing work, such work shall be supervised by a representative of Landlord.  No Tenant Work will be performed in the Building's mechanical or electrical equipment rooms without both Landlord's prior approval and the supervision of a representative of Landlord, the cost of which shall be reimbursed by the Tenants.

5.2       Time Restrictions

a.         Subject to Paragraph 5.1 of these rules and regulations, general construction work will generally be permitted at all times, including during Regular Business Hours.

b.         Tenant shall provide the Property Manager with at least twenty-four (24) hours’ notice before proceeding with Special Work, as hereinafter defined, and such Special Work will be permitted only at times agreed to by the Property Manager during periods outside of Regular Business Hours.  "Special Work" shall be defined as the following operations:

(1)       All utility disruptions, shutoffs and turnovers;

(2)       Activities involving high levels of noise, including demolition, coring, drilling and ramsetting;

(3)        Activities resulting in excessive dust or odors, including demolition and spray painting.

c.         The delivery of construction materials to the Building, their distribution within the Building, and the removal of waste materials shall also be confined to periods outside Regular Business Hours, unless otherwise specifically permitted in writing by the Property Manager.

d.         If coordination, labor disputes or other circumstances require, the Property Manager may change the hours during which regular construction work can be scheduled and/or restrict or refuse entry to and exit from the Building by any Contractor.

6.          CONTRACTOR PERSONNEL

6.1       Work in Harmony

a.         All Contractors shall be responsible for employing skilled and competent personnel and suppliers who shall abide by the rules and regulations herein set forth as amended from time to time by Landlord.

b.         No Tenant shall at any time, either directly or indirectly, employ, permit the employment, or continue the employment of any Contractor if such employment or continued employment will or does interfere or cause any labor disharmony, coordination difficulty, delay or conflict with any other contractors engaged in construction work in or about the Building or the complex in which the Building is located.

c.         Should a work stoppage or other action occur anywhere in or about the Building as a result of the presence, anywhere in the Building, of a Contractor engaged directly or indirectly by a Tenant, or should such Contractor be deemed by Landlord to have violated any applicable rules or regulations, then upon twelve hours written notice, Landlord may, without incurring any liability to Tenant or said Contractor, require any such Contractor to vacate the premises demised by such Tenant and the Building, and to cease all further construction work therein.

6.2       Conduct

a.         While in or about the Building, all Tradespersons shall perform in a dignified, quiet, courteous, and professional manner at all times.  Tradespersons shall wear clothing suitable for their work and shall remain fully attired at all times.  All Contractors will be responsible for their Tradespersons' proper behavior and conduct.

b.         The Property Manager reserves the right to remove anyone who, or any Contractor which; is causing a disturbance to any tenant or occupant of the Building or any other person using or servicing the Building; is interfering with the work of others; or is in any other way displaying conduct or performance not compatible with the Landlord's standards.

6.3       Access

a.         All Contractors and Tradespersons shall contact the Property Manager prior to commencing work, to confirm work location and Building access, including elevator usage and times of operation.  Access to the Building before and after Regular Business Hours or any other hours designated from time to time by the Building Manger and all day on weekends and holidays will only be provided when twenty-four (24) hours advanced notice is given to the Property Manager.

b.         No Contractor or Tradesperson will be permitted to enter any private or public space in the Building, other than the common areas of the Building necessary to give direct access to the premises of Tenant for which he has been employed, without the prior approval of the Property Manager.

c.         All Contractors and Tradespersons must obtain permission from the Property Manager prior to undertaking work in any space outside of the Tenant's premises.  This requirement  specifically includes ceiling spaces below the premises where any work required must be undertaken at the convenience of the affected Tenant and outside of Regular Business Hours.  Contractors undertaking such work shall ensure that all work, including work required to reinstate removed items and cleaning, be completed prior to opening of the next business day.

d.         Contractors shall ensure that all furniture, equipment and accessories in areas potentially affected by any Tenant Work shall be adequately protected by means of drop cloths or other appropriate measures.  In addition, all Contractors shall be responsible for maintain security to the extent required by the Property Manager.

e.         Temporary access doors for tenant construction areas connecting with a public corridor will be building standards, i.e., door, frame, hardware and lockset.  A copy of the key will be furnished to the Property Manager.

6.4       Safety

a.         All Contractors shall police ongoing construction operations and activities at all times, keeping the premises orderly, maintaining cleanliness in and about the premises, and ensuring safety and protection of all areas, including truck docks, elevators, lobbies and all other public areas which are used for access to the premises.

b.         All Contractors shall appoint a supervisor who shall be responsible for all safety measures, as well as for compliance with all applicable governmental laws, ordinances, rules and regulations such as, for example, "OSHA" and "Right-to-Know" legislation.

c.         Any damage caused by Tradespersons or other Contractor employees shall be the responsibility of the Tenant employing the Contractor.  Costs for repairing such damage shall be charge directly to such Tenant.

6.5       Parking

a.         Parking is not allowed in or near truck docks, in handicapped or fire access lanes, or any private ways in or surrounding the property.  vehicles so parked will be towed at the expense of the Tenant who has engaged the Contractor for whom the owner of such vehicle is employed.

b.         The availability of parking in any parking areas of the Building is limited.  Use of such parking for Contractors and their personnel is restricted and must be arranged with and approved by the Property Manager.

7.          BUILDING MATERIALS

7.1        Delivery

All deliveries of construction materials shall be made at the predetermined times approved by the Property Manager and shall be effected safely and expeditiously only at the location determined by the Property Manager.

7.2       Transportation in Building

a.         Distribution of materials from delivery point to the work area in the Building shall be accomplished with the least disruption to the operation of the Building possible. Elevators will be assigned for material delivery and will be controlled by the Building management.

b.         Contractors shall provide adequate protection to all carpets, wall surfaces, doors and trim in all public areas through which materials are transported.  Contractors shall continuously clean all such areas.  Protective measures shall include runners over carpet, padding in elevators and any other measures determined by the Property Manager.

c.         Any damage caused to the Building through the movement of construction materials or otherwise shall be the responsibility of Tenant who has engaged the Contractor involved.  Charges for such damage will be submitted by the Landlord directly to the Tenant.

7.3       Storage and Placement

a.         All construction materials shall be stored only in the premises where they are to be installed.  No storage of materials will be permitted in any public areas, loading docks or corridors leading to the premises.

b.         No flammable, toxic, or otherwise hazardous materials may be brought in or about the Building unless: (i) authorized by the Property Manager, (ii) all applicable laws, ordinances, rules and regulations are complied with, and (iii) all necessary permits have been obtained.  All necessary precautions shall be taken by the Contractor handling such materials against damage or injury caused by such materials.

c.         All materials required for the construction of the premises must comply with Building standards, must conform with the plans and specifications approved by Landlord, and must be installed in the locations shown on the drawings approved by the Landlord.

f.          All work shall be subject to reasonable supervision and inspection by Landlord's Representative.

e.         No alternations to approved plans will be made without prior knowledge and approval of the Property Manager.  Such changes shall be documented on the as-built drawings required to be delivered to Landlord pursuant to Paragraph 10 of the rules and regulations.

f.          All protective devices (e.g., temporary enclosures and partitions) and materials, as well as their placement, must be approved by the Property Manager.

g.         It is the responsibility of Contractors to ensure that the temporary placement of materials does not impose a hazard to the Building or its occupants, either through overloading, or interference with Building systems, access, egress or in any other manner whatsoever.

h.         All existing and/or new openings made through the floor slab for piping, cabling, etc. must be packed solid with fiberglass insulation to make openings smoke tight.  All holes in the floor slab at abandoned floor outlets, etc. will be filled with solid concrete.

7.4       Salvage and Waste Removal

a.         All rubbish, waste and debris shall be neatly and cleanly removed from the Building by Contractors daily unless otherwise approved by the Property Manager.  The Building's trash compactor shall not be used for construction or other debris.  For any demolition and debris, each Contractor must make arrangements with the Property Manager for the scheduling and location of an additional dumpster to be supplied at the cost of the Tenant engaging such Contractor.  Where, in the opinion of the Property Manager, such arrangements are not practical, such Contractors will make alternative arrangements for removal at the cost of the Tenant engaging such Contractors.

b.         Toxic or flammable waste is to be properly removed daily and disposed of in full accordance with all applicable laws, ordinances, rules and regulations.

c.         Contractors shall, prior to removing any item (including, without limitation, building standard doors, frames and hardware, light fixtures, ceiling diffusers, ceiling exhaust fans, sprinkler heads, fire horns, ceiling speakers and smoke detectors) from the Building, notify the Property Manager that it intends to remove such item.  At the election of Property Manager, Contractors shall deliver any such items to the Property Manager.  Such items will be delivered, without cost, to an area designated by the Property Manager which area shall be within the Building or the complex in which the Building is located.

8.          PAYMENT OF CONTRACTORS

Tenant shall promptly pay the cost of all Tenant Work so that Tenant's premises and the Building shall be free of liens for labor or materials.  If any mechanic's lien is filed against the Building or any part thereof which is claimed to be attributable to the Tenant, its agents, employees or contractors, Tenant shall give immediate notice of such lien to the Landlord and shall promptly discharge the same by payment or filing any necessary bond within 10 days after Tenant has first notice of such mechanic's lien.

9.          CONTRACTORS INSURANCE

Prior to commencing any Tenant Work, and throughout the performance of the Tenant Work, each Contractor shall obtain and maintain insurance in accordance with Exhibit

A attached hereto.  Each Contractor shall, prior to making entry into the Building provide Landlord with certificates that such insurance is in full force and effect.

10.        SUBMISSIONS UPON COMPLETION

a.         Upon completion of any Tenant Work, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval of any other governmental agencies having jurisdiction.

b.         A properly executed air balancing report, signed by a professional engineer, shall be submitted to Landlord upon completion of all mechanical work.  Such report shall be subject to Landlord's approval.

c.         Tenant shall submit to Landlord's Representative a final "as-built" set of sepia drawings as  well as electronic "as-built" drawings in AutoCAD Release 12, DXF format.

11.        ADJUSTMENT OF REGULATIONS

These Rules and Regulations may be amended from time to time in accordance with the reasonable judgment of Landlord.

12.        CONFLICT BETWEEN RULES AND REGULATIONS AND LEASE

In the event of any conflict between the Lease and these rules and regulations, the terms of the Lease shall control.

[Remainder of page intentionally left blank.]

EXHIBIT A

TO

CONSTRUCTION RULES AND REGULATIONS

INSURANCE REQUIREMENTS FOR CONTRACTORS

When Tenant Work is to be done by Contractors in the Building, the Tenant authorizing such work shall be responsible for including in the contract for such work the following insurance and indemnity requirements to the extent that they are applicable.  Insurance certificates must be received prior to construction.  Landlord shall be named as an additional insured party on all certificates.

INSURANCE

Each Contractor and each Subcontractor shall, until the completion of the Tenant Work in question, procure and maintain at its expense, the following insurance coverages with companies acceptable to Landlord in the following minimum limits:

Workers' Compensation

(including coverage for Occupational Disease)

Limit of Liability

Workers' Compensation	Statutory Benefits

Employer's Liability	$500,000

Comprehensive General Liability

(including Broad Form Comprehensive Liability Enhancement, Contractual Liability assumed by the Contractor and the Tenant under Article 15.3 of the Lease and Completed Operations coverage)

Limit of Liability

Bodily Injury & Property Damage                                      Either (a) $5,000,000 combined single limit or (b) $1,000,000 per occurrence, $2,000,000 aggregate with umbrella coverage of at least $5,000,000 per occurrence, $5,000,000 aggregate

Comprehensive Automobile Liability

(including coverage for Hired and Non-owned Automobiles)

Limit of Liability

Bodily Injury & Property Damage	$1,000,000 per occurrence

SUPPLEMENT TO RULES AND REGULATIONS FOR

DESIGN CONSTRUCTION OF TENANT WORK

FACT SHEET FOR UNIVERSITY PARK

1.	PROPERTY MANAGER'S OFFICE

	CONTACT(S):	Jay Kiely, Property Manager
Robyn Arruda, Asst. Property Manager
Eddie Arruda, Chief Engineer

	LOCATION:	Forest City Management
38 Sidney Street
Cambridge, MA 02139

	TELEPHONE NUMBER:	(617) 494-9330

2.	PERSONNEL, MATERIAL AND EQUIPMENT ACCESS

LOCATION OF LOADING DOCK:

	NORMAL HOURS OF ACCESS:	7:30 A.M. TO 5:30 P.M.

	ENTRANCES NOT AVAILABLE:	All building lobbies.

3.	USE OF ELEVATORS

	LOCATION OF ELEVATORS:	Specific locations of service elevators will be pointed out by the building staff.

	NORMAL HOURS OF OPERATION:	7:30 A.M. to 5:30 P.M.

	OVERTIME OPERATION CHARGES:	$40.00 per hour

	ELEVATORS NOT AVAILABLE:	All passenger elevators.

4.         SPECIAL CONDITIONS AND PRECAUTIONS

As University Park consists of multi-use buildings incorporating offices, retail and hotel suites, special care must be taken to control noise at all times.

All window blinds are to be removed prior* to construction and replaced without damage immediately after completion of construction by the tenant and/or his contractor.

EXHIBIT G

FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________

ISSUING BANK:

SILICON VALLEY BANK

3003 TASMAN DRIVE

2ND FLOOR, MAIL SORT HF210

SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:

UP 45/75 Sidney Street, LLC

c/o Forest City Commercial Group, LLC

1360  Terminal Tower

50 Public Square

Cleveland, Ohio 44113

APPLICANT:

BLUEPRINT MEDICINES CORPORATION

38 SIDNEY ST.

CAMBRIDGE MA 02139

AMOUNT:	US$3,500,000.00 (THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:	_____________ (ONE YEAR FROM ISSUANCE)

LOCATION:	SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.     THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.     BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

(A) ”THE AMOUNT REPRESENTS FUNDS DUE AND OWING TO US PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BY AND BETWEEN UP 45/75 SIDNEY STREET, LLC, AS LANDLORD, AND BLUEPRINT MEDICINES CORPORATION, AS TENANT”

OR

(B) ”UP 45/75 SIDNEY STREET, LLC HEREBY CERTIFIES THAT IT HAS RECEIVED NOTICE FROM SILICON VALLEY BANK THAT THE LETTER OF CREDIT NO. SVBSF _____________ WILL NOT BE RENEWED, AND THAT IT HAS NOT RECEIVED A REPLACEMENT OF THIS LETTER OF CREDIT FROM ___________________ SATISFACTORY TO UP 45/75 SIDNEY STREET, LLC AT LEAST THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT.” PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND _______________.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE.  AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT “B” DULY EXECUTED.  THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE ORIGINAL APPROPRIATE DOCUMENTS ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, SANTA CLARA, CA 95054, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION

FACSIMILE PRESENTATIONS ARE PERMITTED. SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: (408) 496-2418 OR (408) 969-6510 ; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-6274 OR (408) 654-7716, ATTENTION: STANDBY LETTER OF CREDIT NEGOTIATION SECTION WITH ORIGINALS TO FOLLOW BY OVERNIGHT COURIER SERVICE; PROVIDED, HOWEVER, THE BANK WILL DETERMINE HONOR OR DISHONOR ON THE BASIS OF PRESENTATION BY FACSIMILE ALONE, AND WILL NOT EXAMINE THE ORIGINALS.  IN ADDITION, ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED UPON PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________

EXHIBIT A

DATE:		REF. NO.

AT SIGHT OF THIS DRAFT

	PAY TO THE ORDER OF	US$

US DOLLARS

DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
	LETTER OF CREDIT NUMBER NO.	DATED

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054
(BENEFICIARY'S NAME)

Authorized Signature

EXHIBIT B

TRANSFER FORM

DATE:

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO.	ISSUED BY
	ATTN:INTERNATIONAL DIVISION.	SILICON VALLEY BANK, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT:

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,	SIGNATURE AUTHENTICATED

(BENEFICIARY’S NAME)	The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.

(SIGNATURE OF BENEFICIARY)	(Name of Bank)

(Address of Bank)

(NAME AND TITLE)	(City, State, ZIP Code)

(Authorized Name and Title)

(Authorized Signature)

(Telephone number)

EXHIBIT H

EXPEDITED DISPUTE RESOLUTION PROCEDURE

Any dispute or determination by a party hereto which, pursuant to the terms of this Lease, may be resolved pursuant to this Exhibit I shall be undertaken in accordance with the following provisions:

(a)          In the event of any such dispute, the complaining party (the “Claimant”) shall serve upon the other party (the “Respondent”) by registered mail or hand delivery a written demand for arbitration (the “Dispute Notice”), setting forth with particularity the nature of the dispute.  The Claimant shall simultaneously serve any request (the “Document Request”) for production of relevant documents from the Respondent.  The service of such Dispute Notice and Document Request shall be effective upon receipt thereof.  Failure to serve a Document Request shall constitute a waiver by the Claimant of any right to demand documents from the Respondent, except as provided in Subparagraph (c) below.  The Dispute Notice shall also be delivered to the Boston office of the American Arbitration Association (the "AAA") which shall select an arbitrator to conduct the arbitration (hereinafter the “Arbitrator”), the choice of which shall be binding on the parties.  If the Arbitrator believes he/she has a material conflict of interest with any of the parties, the AAA shall select an alternative Arbitrator within ten (10) business days of receipt of the Dispute Notice.  If AAA shall cease to exist and/or shall decline to serve under this Lease as to all or any particular dispute submitted thereto for arbitration, or within ten (10) business days of receipt of a Dispute Notice, shall fail to select an Arbitrator, then, and in any such event, the parties shall mutually select an alternative arbitrator for their dispute(s) and, in the absence of agreement within a period of ten (10) business days, either party shall have the right, on notice to the other, to apply to the President of the Boston Bar Association for selection of an independent arbitrator.

(b)          Response by Respondent.  Within ten (10) business days of receipt of a Dispute Notice and Document Request, the Respondent shall serve a detailed written response to the Dispute Notice, including any arbitrable counterclaims, and shall produce all non-privileged documents called for in the Document Request.  At the same time, Respondent shall serve any Document Request on Claimant, failing which Respondent shall be deemed to have waived any right to demand documents from Claimant.  Within two (2) business days of delivery of the response, all undisputed amounts shall be paid by Respondent by wire transfer.

(c)          Response by Claimant.  Within ten (10) business days of receipt of such written response, the Claimant shall serve a reply to any counterclaims asserted by Respondent and shall produce all non-privileged documents requested by Respondent.  At the same time, the Claimant may serve a second Document Request limited to documents relevant to Respondent’s counterclaim. Within two (2) business days of delivery of the reply to any counterclaims, all undisputed amounts shall be paid by the Claimant by wire transfer.

(d)          Response by Respondent.  Respondent shall produce all non-privileged documents called for in any such second Document Request within ten (10) business days of service thereof.

(e)          Appearance Before Arbitrator.  Within thirty five (35) business days of service of the Dispute Notice, any arbitrable dispute shall be submitted to the Arbitrator, whose decision shall be final, binding and non-appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction. The Arbitrator shall consider and determine only matters properly subject to arbitration pursuant to this Lease.

The Arbitrator shall, in consultation with the parties, establish such further procedures, including hearings, as he or she deems appropriate, provided, however, that a decision of the dispute (including counterclaims) shall be rendered no later than sixty (60) business days after service of the Dispute Notice.

(f)          Final Decision; Fees and Expenses.  The Arbitrator’s decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision.  The decision shall be delivered to the parties immediately.  The Arbitrator’s fees and expenses shall be borne by one or both of the parties in accordance with the direction of the Arbitrator, who shall be guided in such determination by the results of the arbitration.  If any party refuses to appear before the Arbitrator or to respond as required in subparagraphs (a) through (e) above, the Arbitrator shall decide the matter as by default against the non-appearing party, and such decision shall be final, binding and non-appealable to the same extent as a decision rendered with the full participation of such party.

[Remainder of page intentionally left blank.]

EXHIBIT I

FORM OF NON-DISTURBANCE AGREEMENT WITH MIT

Non-Disturbance Agreement

Agreement dated as of April 27, 2017 (this “Agreement”), by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (“Ground Lessor”), UP 45/75 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”) and BLUEPRINT MEDICINES CORPORATION., a Delaware  corporation (“Tenant”).

BACKGROUND

Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement (the “Ground Lease”) for certain real property located at 45 Sidney Street in Cambridge, Massachusetts, a legal description of which is set forth on Exhibit A  attached hereto (the “Land”).  Landlord has constructed a building (the “Building”) on the Land.  Tenant has entered into a lease dated as of April 27, 2017 (the “Lease”) with Landlord for certain premises in the Building (the “Premises”), the Premises being more particularly described in the Lease.

AGREEMENTS

1.          Non-Disturbance.  If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant’s possession of the Premises and without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby.  The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease.

2.          Attornment.  Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof.  In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination.  The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

3.          Additional Conditions.  Tenant agrees that Ground Lessor shall not be:  (i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any termination of the Ground Lease (“Prior Landlord”); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord; (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease, estimated monthly payments made on account of additional rent as and when required to be made pursuant to the provisions of the Lease, or other rent, additional rent or charges which have been received by Ground Lessor); and (iv) bound by any amendment, modification or termination of the Lease made without Ground Lessor’s express agreement when such agreement is required under the Ground Lease. Tenant additionally agrees with Ground Lessor that Tenant shall not enter into any assignment of the Lease or sublease of all or any part of the Premises in cases where Landlord’s consent is required thereto, unless Ground Lessor shall have also given its consent thereto, which consent shall not unreasonably withheld or delayed.  Nothing herein, however, shall constitute a waiver of Tenant’s rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity.  In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord‘s interest in the Lease.

4.          Landlord’s Defaults.  Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor.  In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease. If landlord shall fail to cure such default within the time period allocated thereto in the Lease (or if Landlord shall not within such time period have commenced diligent efforts to remedy a default that cannot be fully cured within such time period) then Tenant shall provide Ground Lessor with notice of such failure. Upon receipt of such notice of Landlord’s failure to cure, Ground Lessor shall be granted an additional thirty (30) days during which it shall be permitted (but not obligated) to cure such default. In the case of a default which cannot with diligence be cured by Ground Lessor within thirty (30) days, Ground Lessor shall have such additional period of time as may be reasonably necessary in order for Ground Lessor to remedy such default with diligence and continuity of effort, provided that Ground Lessor has commenced to cure such default within such thirty (30) day period.

5.          Notices.  Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement.  All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Managing Director, Real Estate, if to Tenant to Blueprint Medicines Corporation, 38 Sidney Street, Suite 200, Cambridge, MA 02139-4234, Attention: Legal Department, and if to Landlord to 38 Sidney Street, Cambridge, MA 02139-4234, Attention: Asset Manager, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.

6.          Exculpation of Ground Lessor.  Ground Lessor shall not be personally liable hereunder.  Tenant agrees to look to Ground Lessor’s interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.

7.          Successors and Assigns.  This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor’s entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

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EXECUTED as an instrument under seal as of the date set forth above.

GROUND LESSOR

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:
Name:
Title:

TENANT

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Jeffrey W. Albers
Title:	Chief Executive Officer and President

LANDLORD

UP 45/75 SIDNEY STREET, LLC
a Delaware limited liability company

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by _________________, its _______________________, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

IN TESTIMONY HEREOF, I set my hand and official seal at Cambridge, this _____ day of _______________, 2017.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named BLUEPRINT MEDICINES CORPORATION,  by Jeffrey W. Albers, its Chief Executive Officer and President,  who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, 2017.

Notary Public
My Commission Expires:

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss:
COUNTY OF MIDDLESEX	)

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named UP 45/75 SIDNEY STREET, LLC, by __________________, its __________________, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation on behalf of said limited partnership.

IN TESTIMONY HEREOF, I set my hand and official seal at Cambridge, this _____ day of _______________, 2017.

Notary Public
My Commission Expires:

EXHIBIT A

Legal Description

The land located at 45-75 Sidney Street in the City of Cambridge, County of Middlesex, Commonwealth of Massachusetts, and more particularly described as follows:

Beginning at a point at the intersection of the northwesterly sideline of Sidney Street with the southwesterly sideline of Franklin Street, thence N 51°34’10”  W, a distance of 125.50 feet to the true Point of Beginning.

Thence through land now or formerly of the Massachusetts Institute of Technology the following ten (10) courses:

S 38°25’13” W, a distance of 55.46 feet to a point;

S 51°34’47” E, a distance of 15.50 feet to a point;

S 38°25’13” W, a distance of 40.19 feet to a point;

N 51°34’47” W, a distance of 15.50 feet to a point;

S 38°25’13” W, a distance of 248.03 feet to a point;

S 51°34’47” E, a distance of 15.50 feet to a point;

S 38°25’13” W, a distance of 40.19 feet to a point;

N 51°34’47” W, a distance of 15.50 feet to a point;

S 38°25’13” W,  a distance of 75.46 feet to a point; and

N 51°34’47” W, a distance of 197.50 feet to a point on the northwesterly sideline of Brookline Place so-called (other land now or formerly of the Massachusetts Institute of Technology under lease to the Auburn Court Housing Project).

Thence N 38°25’13” E  along said northwesterly sideline of Brookline Place a distance of 459.36 feet to a point as the intersection of said northwesterly sideline of Brookline Place with the southwesterly sideline of Franklin Street.

Thence S 51°34’10”  E along said southwesterly sideline of Franklin Street, a distance of 197.50’ to the Point of Beginning.